UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

DIANTHUS THERAPEUTICS, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DIANTHUS THERAPEUTICS, INC.

7 Times Square, 43rd Floor

New York, New York 10036

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Dianthus Therapeutics, Inc. will be held virtually over the Internet on Thursday, May 23, 2024 at 9:00 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/DNTH, where you will be able to listen to the meeting live, submit questions and vote.

The purpose of the Annual Meeting is the following, as more fully described in the accompanying proxy statement:

1.
To elect Leon O. Moulder, Jr. and Alison F. Lawton as Class III directors to our Board of Directors, to serve until the 2027 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal;
2.
To approve, on an advisory basis, the compensation paid to our named executive officers;
3.
To recommend, by an advisory, non-binding vote, the frequency of future advisory votes to approve the compensation paid to our named executive officers;
4.
To approve an amendment and restatement of the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan; and
5.
To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.

In addition to the foregoing, the Annual Meeting will include the transaction of such other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Only Dianthus Therapeutics, Inc. stockholders of record at the close of business on April 1, 2024, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Instructions for accessing the virtual Annual Meeting are provided in the proxy statement.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the Annual Meeting, the meeting chair or secretary will convene the meeting at 9:30 a.m. Eastern Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair or secretary. Under either of the foregoing circumstances, we will post information regarding the announcement on the Investors page of our website at https://investor.dianthustx.com.

Your vote is important. Whether or not you are able to attend the Annual Meeting and vote your shares online, it is important that your shares be represented. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Annual Meeting, by submitting your proxy via the Internet at the address listed on the Notice and Access Card, by telephone or, if you requested printed proxy materials, by signing, dating and returning the proxy card or voting instruction form.

By order of our Board of Directors,

Marino Garcia President and Chief Executive Officer New York, New York April 11, 2024

LEGAL MATTERS

Forward-Looking Statements. This proxy statement may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, which statements are subject to substantial risks and uncertainties and are based on estimates and assumptions. All statements other than statements of historical fact included in this proxy statement, including statements about the Company’s Board of Directors, corporate governance practices, executive compensation program, equity compensation utilization and environment, social and governance initiatives, are forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms, and similar expressions intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that could cause our actual results to differ materially from the forward-looking statements expressed or implied in this proxy statement. Such risks, uncertainties and other factors include those risks described in “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and other subsequent documents we file with the SEC. The Company expressly disclaims any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as required by law.

Website References. Website references throughout this document are inactive textual references and provided for convenience only, and the content on the referenced websites is not incorporated herein by reference and does not constitute a part of the proxy statement.

Use of Trademarks. Dianthus Therapeutics is the trademark of Dianthus Therapeutics, Inc. Other names and brands may be claimed as the property of others.

Explanatory Note

Unless context otherwise requires, references to “we,” “our,” “us,” “Dianthus,” the “Company,” or the “combined company” in this proxy statement refer to Dianthus Therapeutics, Inc. (formerly Magenta Therapeutics, Inc.) after completion of the Reverse Merger (as defined below), the term “Former Dianthus” refers to Dianthus Therapeutics OpCo, Inc. (formerly Dianthus Therapeutics, Inc.), and the term “Magenta” refers to the Company prior to completion of the Reverse Merger.

On September 11, 2023, we completed a business combination with Former Dianthus pursuant to which, among other matters, Former Dianthus became our wholly owned subsidiary (the “Reverse Merger”) under the terms of that certain Agreement and Plan of Merger, dated as of May 2, 2023 (the “Merger Agreement”), by and among Former Dianthus, Magenta and a wholly owned subsidiary of Magenta. In connection with the completion of the Reverse Merger, we changed our name from “Magenta Therapeutics, Inc.” to “Dianthus Therapeutics, Inc.,” and the business conducted by us became primarily the business conducted by Former Dianthus.

DIANTHUS THERAPEUTICS, INC.

7 Times Square, 43rd Floor

New York, New York 10036

PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, May 23, 2024 at 9:00 a.m. Eastern Time

This proxy statement contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Dianthus Therapeutics, Inc., which will be held on Thursday, May 23, 2024 at 9:00 a.m. Eastern Time. You will be able to attend and participate in the Annual Meeting online by visiting www.proxydocs.com/DNTH, where you will be able to listen to the meeting live, submit questions and vote. The Board of Directors of Dianthus Therapeutics, Inc. (the "Board") is using this proxy statement to solicit proxies for use at the Annual Meeting or at any other time following adjournment or postponement thereof. In this proxy statement, the terms “Dianthus,” “we,” “us,” and “our” refer to Dianthus Therapeutics, Inc.

To be admitted to the Annual Meeting and vote your shares, you must register in advance at www.proxydocs.com/DNTH prior to the Annual Meeting. You will be required to enter the control number provided in the Notice and Access Card or proxy card at www.proxydocs.com/DNTH and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares. Upon completing your registration, you will receive further instructions via email, including a unique link to access the Annual Meeting and to vote and submit questions in advance of the Annual Meeting. Please see the “General Information” section of the proxy statement for more details regarding the logistics of attending the virtual Annual Meeting, including the ability of stockholders to submit questions in advance of and during the Annual Meeting, and technical details and support related to accessing the virtual platform.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, but your Notice and Access Card or proxy card is signed and returned, the proxies will be voted in accordance with the recommendation of our Board of Directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the meeting by giving our corporate secretary written notice to that effect, or by revoking in one of the methods indicated under "General Information" below.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2023 available to stockholders on or about April 11, 2024.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on Thursday, May 23, 2024:

This proxy statement and our 2023 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxydocs.com/DNTH.

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as filed with the SEC, except for exhibits, will be furnished without charge to any stockholder upon written request to Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are also available on the SEC’s website at www.sec.gov.

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 11, 2024, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice and Access Card”). Our proxy materials, including the Notice of 2024 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker or other nominee), a voting instruction form, and the 2023 Annual Report to Stockholders (the “2023 Annual Report”), will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our annual meeting materials. Therefore, the Notice and Access Card will be mailed to holders of record and beneficial owners of our common stock starting on or about April 11, 2024. The Notice and Access Card provides instructions as to how stockholders may access and review our proxy materials or, alternatively, how to request that a copy of the proxy materials be sent to them by mail. The Notice and Access Card also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings.

Who is soliciting my vote?

Our Board of Directors is soliciting your vote for the matters to be acted on at the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 1, 2024.

How many votes can be cast by stockholders of record?

There were 29,348,626 shares of our common stock, par value $0.001 per share, outstanding on April 1, 2024, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each share of common stock is entitled to one vote on each proposal to be voted on at the Annual Meeting.

How do I vote my shares?

Even if you plan to attend the Annual Meeting, we recommend that you also submit your vote as early as possible in advance so that your vote will be counted if you later decide not to, or are unable to, virtually attend the Annual Meeting.

Registered Stockholders: Shares Registered in Your Name

If your shares are registered directly in your name with our transfer agent, you are a registered stockholder and can vote by proxy over the Internet or telephone by following the instructions provided in the Notice and Access Card or, if you requested printed copies of the proxy materials, you can vote by mailing your proxy as described in the proxy materials. Proxies submitted by mail must be received before the start of the Annual Meeting.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If your shares of common stock are held by a broker, fiduciary or custodian, you are considered the beneficial owner of shares of common stock held in “street name.” You can direct your broker, fiduciary or custodian how to vote in advance of the Annual Meeting by following the instructions they provide.

What If I Sign and Return a Proxy Card or Otherwise Vote but Do Not Indicate Specific Choices?

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions.

Registered Stockholder: Shares Registered in Your Name

If you submit a signed proxy without giving specific voting instructions, your shares will be voted in the manner recommended by our Board of Directors on all matters presented in this proxy statement, and as the persons named as proxies may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. We do not currently anticipate that any other matters will be raised at the Annual Meeting. Your shares will be counted toward the quorum requirement.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If you are the beneficial owner and do not direct your broker, fiduciary or custodian how to vote your shares, your broker, fiduciary or custodian will only be able to vote your shares with respect to proposals considered to be “routine.” Your broker, fiduciary or custodian is not entitled to vote your shares with respect to “non-routine” proposals, resulting in a broker non-vote with respect to such proposals.

How can I attend and vote at the Annual Meeting?

To attend and participate in the Annual Meeting, including to vote and ask questions, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.proxydocs.com/DNTH and enter the control number provided in the Notice and Access Card or the proxy card and follow the instructions on the website, and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting.

The live audio webcast of the Annual Meeting will begin promptly at 9:00 a.m. Eastern Time. We encourage stockholders to login to this website and access the webcast before the Annual Meeting’s start time by following the instructions in the email containing your access link to the meeting. You should allow ample time in advance of the meeting. If you experience technical difficulties during the check-in process or during the meeting, please call the number listed on the meeting website for technical support.

Additionally, information regarding how to attend and participate via the Internet can be found by following the assistance instructions included at www.proxydocs.com/DNTH or by calling the phone number provided in the email containing your access link to the meeting.

The Annual Meeting’s Rules of Conduct will be posted on www.proxydocs.com/DNTH approximately two weeks prior to the date of the Annual Meeting. We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.

How do I revoke my proxy?

Registered Stockholder: Shares Registered in Your Name

You may revoke your proxy by (1) following the instructions on the Notice and Access Card and entering a new vote by mail, via telephone or the Internet that we receive before the start of the Annual Meeting, (2) attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Secretary. Any written notice of revocation or subsequent proxy card must be received by our Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Secretary or sent to our principal executive offices at Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary.

Beneficial Owner: Shares Registered in the Name of a Broker, Fiduciary or Custodian

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our Third Amended and Restated By-laws (the “By-laws”) provide that a majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

How is the vote counted?

Under our By-laws, any proposal other than an election of directors (which is decided by a plurality of votes cast) is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law, by our Fifth Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or By-laws. For all proposals, abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item, and has not received instructions from the beneficial owner. If your shares are held in “street name” by a brokerage firm, your brokerage firm is required to vote your shares according to your instructions. If you do not give instructions to your brokerage firm, the brokerage firm will still be able to vote your shares with respect to certain “routine” matters, but will not be allowed to vote your shares with respect to “non-routine” matters, which we refer to as a “broker non-vote.” Whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker, fiduciary or other nominee how to vote your shares on all proposals to ensure that your vote is counted.

Who pays the cost for soliciting proxies?

We are making this solicitation and will pay the entire cost of preparing and distributing the Notice and Access Card and our proxy materials and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for any Internet access charges that you may incur. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise. We have retained Innisfree M&A Incorporated to assist in the distribution of proxy materials and solicitation of votes for a $25,000 fee, plus reasonable out-of-pocket expenses. We may also reimburse brokers, fiduciaries or custodians for the cost of forwarding proxy materials to beneficial owners of shares of common stock held in “street name.”

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

What is householding?

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy materials, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders that share the same address and do not participate in electronic delivery of proxy materials, until such time as one or more of these stockholders notifies us that they wish to receive individual copies. If you received a “householding” mailing this year and would like to have additional copies of the proxy materials mailed to you, we will promptly deliver a separate copy of our proxy materials to you upon written or oral request to Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary, or via telephone at: 929-999-4055. If you want to receive separate copies of our proxy materials in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

MANAGEMENT AND CORPORATE GOVERNANCE

Pursuant to the Merger Agreement, the Company was entitled to designate two directors to the Board of Directors (the “Company Designees”) and Former Dianthus was entitled to designate six directors to the Board of Directors (the “Former Dianthus Designees”). Effective as of September 11, 2023, the following individuals continued to serve as members of the Board of Directors as the Company Designees: Alison F. Lawton and Anne McGeorge, and the following individuals were appointed as members of the Board as Former Dianthus Designees: Marino Garcia, Leon O. Moulder, Jr., Tomas Kiselak, Lei Meng, Paula Soteropoulos and Jonathan Violin, Ph.D.

BOARD COMPOSITION AND STRUCTURE

In accordance with the terms of our Certificate of Incorporation and By-laws, our Board of Directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Marino Garcia and Paula Soteropoulos, and their terms will expire at the annual meeting of stockholders to be held in 2025;
•
the Class II directors are Tomas Kiselak, Anne McGeorge and Jonathan Violin, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2026; and
•
the Class III directors are Alison F. Lawton, Lei Meng and Leon O. Moulder, Jr., and their terms will expire at the Annual Meeting. Ms. Meng will not stand for reelection at the Annual Meeting. As a result, the size of our Board of Directors will be reduced from eight to seven directors effective as of immediately prior to the closing of the polls at the Annual Meeting.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee of our Board of Directors to determine that the person should serve as a director of Dianthus. In addition to the information presented below, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to Dianthus and our Board of Directors.

DIRECTOR BIOGRAPHIES

Nominees for Election as Class III Directors

The following table identifies our director nominees, and sets forth their principal occupation and business experience during the last five years and their ages as of April 11, 2024.

Name	Positions Held with Dianthus	Director Since	Age
Alison F. Lawton	Independent Director	2020	62
Leon O. Moulder, Jr.	Independent Chairman of the Board	2023	66

Lei Meng, a current Class III Director, will not stand for reelection at the Annual Meeting. As a result, the size of our Board of Directors will be reduced from eight to seven directors effective as of immediately prior to the closing of the polls at the Annual Meeting.

Alison F. Lawton. Ms. Lawton has served as a member of our Board of Directors since December 2020 and the Chair of our Board of Directors from August 2021 through the completion of the Reverse Merger. Ms. Lawton is an executive leader with more than 30 years of experience in biopharma. She served as President and Chief Executive Officer of Kaleido Biosciences, Inc., a pharmaceutical company, from August 2018 to June 2020, and served as President and Chief Operating Officer from December 2017 to August 2018. Prior to joining Kaleido, Ms. Lawton served as Chief Operating Officer at Aura Biosciences, Inc., an oncology therapeutics company, from January 2015 until December 2017, and, prior to joining Aura, served as a consultant to Aura from March 2014 to December 2014. From January 2013 to January 2014, Ms. Lawton served as Chief Operating Officer at OvaScience Inc., a life sciences company. From 2014 to 2017, Ms. Lawton also served as a biotech consultant for various companies, including as Chief Operating Officer consultant at X4 Pharmaceuticals Inc. (Nasdaq: XFOR). Prior to that, Ms. Lawton spent more than 20 years in various positions of increasing responsibility, including as Senior Vice

President and General Manager of Genzyme Biosurgery, a division of Genzyme Corporation which is a global pharmaceutical company, and prior to that, Senior Vice President of Market Access at Genzyme, and subsequently at Sanofi S.A., also a global biopharmaceutical company, following the acquisition of Genzyme by Sanofi in 2011. Additionally, Ms. Lawton previously served two terms as the industry representative on the U.S. Food & Drug Administration’s Cell & Gene Therapy Advisory Committee and as Chairman of the Board of the Regulatory Affairs Professional Society. Ms. Lawton has served on the board of directors of ProQR Therapeutics N.V. (Nasdaq: PRQR) since September 2014 and X4 Pharmaceuticals since October 2020 and the private companies SwanBio Therapeutics, Inc., BlueRock Therapeutics LP and AgBiome, LLC. Ms. Lawton previously served on the boards of directors of Spyre Therapeutics Inc. (Nasdaq: SYRE) (formerly known as Aeglea BioTherapeutics, Inc.) from December 2020 to January 2024, Kaleido from August 2018 to October 2020, Verastem, Inc. (Nasdaq: VSTM) from November 2012 to May 2020, CoLucid Pharmaceuticals, Inc., a formerly public biotechnology company from March 2016 until its acquisition by Eli Lilly and Company in March 2017, and Cubist Pharmaceuticals, Inc., a formerly public biopharmaceutical company, from February 2012 to December 2014 prior to its acquisition by Merck & Co. in January 2015. Ms. Lawton holds a B.Sc. in Pharmacology from Kings College, University of London. We believe that Ms. Lawton is qualified to serve on the Board of Directors based on her roles on public and private boards of directors as well as her extensive experience in the life sciences industry.

Leon O. Moulder, Jr. Mr. Moulder has served as Chair and a member of our Board of Directors since September 2023, and as Chair and a member of the board of directors of Former Dianthus since July 2019. Mr. Moulder is the sole Managing Member of Tellus BioVentures, LLC (“Tellus BioVentures”), a life science investment fund he founded in March 2019. Mr. Moulder also founded Zenas BioPharma, a biopharmaceutical company, in December 2019 and has served as Chairman of its board of directors since its inception and its Chief Executive Officer from its inception to April 2021 and from July 2023. From May 2010 to January 2019, Mr. Moulder was the co-founder, Chief Executive Officer and a member of the board of directors of TESARO, Inc., a formerly public biopharmaceutical company that was acquired by GlaxoSmithKline plc. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman of the board of directors, President and Chief Executive Officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, a pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd., from January 2008 until January 2009, following Eisai Co., Ltd.’s acquisition of MGI PHARMA, Inc., in January 2008. Mr. Moulder served as President and Chief Executive Officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 to January 2008. Mr. Moulder currently serves as a director for Zai Lab Ltd. (Nasdaq: ZLAB) and several privately held Tellus BioVentures portfolio companies, and he previously served on the board of Trevena, Inc. (Nasdaq: TRVN) from November 2011 until December 2023. Mr. Moulder earned a B.S. in Pharmacy from Temple University and an M.B.A. from the University of Chicago. Mr. Moulder is a Trustee of Temple University and a council member for the University of Chicago Booth School of Business. We believe that Mr. Moulder is qualified to serve on the Board of Directors because of his significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry.

Directors Continuing in Office

The following table identifies our continuing directors and sets forth their principal occupation and business experience during the last five years and their ages as of April 11, 2024.

Name	Positions Held with Dianthus	Director Since	Class and Year in Which Term Will Expire	Age
Marino Garcia	Director, Chief Executive Officer and President	2023	Class I—2025	57
Paula Soteropoulos	Independent Director	2023	Class I—2025	56
Tomas Kiselak	Independent Director	2023	Class II—2026	37
Anne McGeorge	Independent Director	2019	Class II—2026	63
Jonathan Violin, Ph.D.	Director	2023	Class II—2026	48

Class I Directors (Term expires at the 2025 annual meeting of stockholders)

Marino Garcia. Mr. Garcia has served as our President and Chief Executive Officer and as a member of our Board of Directors since September 2023, and as President and Chief Executive Officer and a director of Former Dianthus since November 2021. Prior to joining Former Dianthus, Mr. Garcia served as Senior Vice President, Corporate and Business Development at Zealand Pharma A/S, a biotechnology company, from October 2018 to October 2021. Mr. Garcia previously served as Executive Vice President, Chief Strategy Officer at Synergy Pharmaceuticals from 2014 to 2018. Prior to Synergy, Mr. Garcia served as Head of Business Development for Aptalis Pharma when it was acquired by Forest Laboratories (now Allergan, an AbbVie Company) in 2014. Previously he served as Vice President, US Commercial Operations and Global New Product Development at Aspreva

Pharmaceuticals, which was acquired by Vifor Pharma in 2007. Aspreva was developing CellCept (myocophenolate mofetil) for a range of autoimmune diseases, including Lupus Nephritis, Myasthenia Gravis, and Pemphigus Vulgaris. Mr. Garcia started his career in various commercial and strategic roles at large, multinational biopharmaceutical companies, including Merck & Co., Pfizer Inc. and Eli Lilly and Co. Mr. Garcia received his M.B.A. from the Ivey Business School at Western University in London, Ontario and his Bachelor of Commerce from Concordia University in Montreal, Quebec. We believe that Mr. Garcia is qualified to serve on the Board of Directors because of his significant operational and senior management experience in the biopharmaceutical industry.

Paula Soteropoulos. Ms. Soteropoulos has served as a member of our Board of Directors since September 2023, and as a member of the board of directors of Former Dianthus since April 2022. Ms. Soteropoulos currently serves as the Chairman of the board of Ensoma, Inc., a private venture-backed company, where she began as founding Executive Chairman in March 2020. Since January 2024, she has also served as interim CEO for Ensoma. She has served on the board of directors of Rallybio Corporation (Nasdaq: RLYB) since November 2020, and on the board of directors of uniQure N.V (Nasdaq: QURE) since July 2013. Since January 2023, she also has served as a Venture Partner to 5AM Ventures, an investment firm. From January 2015 through September 2019, she served as President and Chief Executive Officer of Akcea Therapeutics Inc. (Nasdaq: AKCA), a biopharmaceutical company. From July 2013 to December 2014, she served as Senior Vice President and General Manager, Cardiometabolic Business and Strategic Alliances at Moderna Therapeutics Inc. Prior to this, Ms. Soteropoulos worked at Genzyme Corporation, a biotechnology company, from 1992 to 2013, most recently as Vice President and General Manager, Cardiovascular, Rare Diseases. Ms. Soteropoulos holds a Bachelor of Science degree in chemical engineering and a Master of Science degree in chemical and biochemical engineering, both from Tufts University, and holds an executive management certificate from the University of Virginia, Darden Graduate School of Business Administration. Ms. Soteropoulos serves on the Advisory Board for the Chemical and Biological Engineering Department of Tufts University. We believe that Ms. Soteropoulos is qualified to serve on the Board of Directors because of her experience advising biotechnology companies in the areas of drug development, global commercialization and manufacturing.

Class II Directors (Term expires at the 2026 annual meeting of stockholders)

Tomas Kiselak. Mr. Kiselak has served as a member of our Board of Directors since September 2023, and as a member of the board of directors of Former Dianthus since May 2021. Mr. Kiselak is a Managing Member at Fairmount Funds Management LLC, a healthcare investment firm he co-founded in April 2016. Prior to Fairmount, Mr. Kiselak was a managing director at RA Capital Management, LLC, a healthcare and life science investment firm. Mr. Kiselak has served as the Chairman of the board of Viridian Therapeutics, Inc. (“Viridian”) (Nasdaq: VRDN) since June 2021 and a member of the Viridian board of directors since October 2020. He has been a director for Apogee Therapeutics, Inc. (Nasdaq: APGE) since June 2023 and Spyre Therapeutics Inc. (Nasdaq: SYRE) since June 2023. He received a bachelor’s degree in Neuroscience and Economics from Amherst College. We believe that Mr. Kiselak is qualified to serve on the Board of Directors because of his experience advising biotechnology companies and as a manager of funds specializing in the area of biotechnology and life sciences.

Anne McGeorge. Ms. McGeorge has been a member of our Board of Directors since June 2019. Ms. McGeorge has over 35 years of experience providing strategic guidance and operational oversight to health care organizations. Ms. McGeorge has been on the adjunct faculty at the University of North Carolina at Chapel Hill since August 2005. Ms. McGeorge currently serves on the board of directors of The Oncology Institute, Inc. (Nasdaq: TOI). She also serves on the board of directors of the private companies CitiusTech, a health care technology company, Nimbus Therapeutics, LLC, a biotech company, CLEAR Insurance, a Cayman based captive insurance company, and the National Marrow Donor Program (Be The Match), a 501(c)(3) organization, and is on the advisory board at FCA Healthcare Innovations (formerly Dioko Ventures). Additionally, Ms. McGeorge previously served on the board of directors of SOC Telemed, Inc. (Nasdaq: TLMD) from October 2020 until it was acquired by Patient Square Capital, Inc. in April 2022. Prior to her retirement in July 2017, Ms. McGeorge worked at Grant Thornton LLP where she routinely advised clients on audit and financial matters relating to the healthcare industry. During her time at Grant Thornton LLP, Ms. McGeorge was Managing Partner of Grant Thornton LLP’s Health Care Industry Practice from January 2006 to July 2017 as well as Global Managing Partner for Grant Thornton International’s Health Care Industry Practice from August 2015 to July 2017. Ms. McGeorge was formerly a Partner at Deloitte & Touche LLP from 2002 to 2005 and at Arthur Andersen LLP from 1997 to 2002. Ms. McGeorge received a B.B.A., Business, Accounting from the College of William and Mary, and an M.S., Accounting/Taxation from the University of Virginia. We believe that Ms. McGeorge is qualified to serve on the Board of Directors based on her extensive experience providing auditing and financial services for the healthcare industry.

Jonathan Violin, Ph.D. Dr. Violin has served as a member of our Board of Directors since September 2023, and he co-founded Former Dianthus in July 2019 and has served on its board of directors since inception. Dr. Violin has served as a Venture Partner at Fairmount Funds Management LLC, a healthcare investment firm, since June 2023. Prior to joining Fairmount, Dr. Violin served as President, Chief Executive Officer and member of the board of directors of Viridian Therapeutics, Inc. (Nasdaq:

VRDN), a biopharmaceutical company, from January 2021 to February 2023, and he previously served as President and Chief Operating Officer of Viridian from October 2020 until January 2021. He was the Co-Founder of Viridian’s predecessor and led its operations from April 2020 to its acquisition. Dr. Violin also co-founded Quellis Biosciences, Inc., a biotechnology company (acquired by Astria Therapeutics, Inc. (Nasdaq: ATXS), formerly Catabasis Pharmaceuticals, Inc.), in 2018 and, since January 2021, has served on the Astria Therapeutics board of directors. Prior to that, he co-founded and helped lead Trevena Inc. (Nasdaq: TRVN), a biotechnology company, in various roles from 2008 until November 2018, including most recently as Senior Vice President, Scientific Affairs and Investor Relations Officer. Dr. Violin received a Ph.D. from the Department of Pharmacology in the Biomedical Sciences Program at the University of California, San Diego, a M.B.A. with a concentration in Health Sector Management from the Fuqua School of Business at Duke University, and a B.S. in Chemical Pharmacology from Duke University. We believe that Dr. Violin is qualified to serve on the Board of Directors because of his extensive experience and innovations in the field of biotechnology and his academic expertise and accomplishments.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board of Directors, and recommending such persons to be nominated for election as directors. The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates includes soliciting recommendations from any or all of the following sources: non-employee directors, the Chief Executive Officer, other executive officers, third-party search firms or any other source our Nominating and Corporate Governance Committee deems appropriate. Once potential director candidates are identified, the committee, with the assistance of management, undertakes a vetting process that considers each candidate’s background, independence and fit with the Board’s priorities. As part of this vetting process, the committee, as well as other members of the Board and the CEO, may conduct interviews with the candidates. If the committee determines that a potential candidate meets the needs of the Board and has the desired qualifications, it recommends the candidate to the full Board for appointment or nomination and to the stockholders for election at the annual meeting.

The Nominating and Corporate Governance Committee evaluates the composition of the Board of Directors annually to assess the skills and experience that are currently represented on the Board of Directors as a whole, and in individual directors, as well as the skills and experience that may be valuable in the future in recommending new members to the Board of Directors. The Board of Directors and the Nominating and Corporate Governance Committee actively seek to achieve a diversity of occupational and personal backgrounds on the Board of Directors, including diversity with respect to demographics such as gender, race, ethnic and national background, geography, age and sexual orientation. The Nominating and Corporate Governance Committee assesses its effectiveness in balancing these considerations in connection with its annual evaluation of the composition of the Board. The Nominating and Corporate Governance Committee reviews the qualifications of director candidates and incumbent directors in light of criteria approved by the Board of Directors and recommends candidates to the Board of Directors for election by our stockholders at the annual meeting of stockholders.

In assessing the qualifications of our Board of Directors, the Nominating and Corporate Governance Committee considers a range of skills by our current and prospective Board members through a skill matrix consisting of specific criteria including expertise in the following areas: biotechnology, business development, commercial, compliance and risk, corporate strategy, drug development, finance/accounting/fundraising, international, investor relations, M&A, manufacturing, rare disease, regulatory, and science. The Nominating and Corporate Governance Committee also considers experience as a public company director, as a current or former CEO, and as a board Chair as relevant in assessing the qualifications of current or potential Board members.

The Nominating and Corporate Governance Committee also considers director candidates recommended by Company stockholders in accordance with the same criteria above. Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting such recommendations to the committee as described under “Communication with the Directors of Dianthus” below. Any such recommendations should include the same information required under our By-laws for nominating a director, as described under “Stockholder Proposals and Director Nominations for Next Year’s Annual Meeting.”

Corporate Governance

Our business affairs are managed under the direction of our Board. Our Board has adopted a set of Principles of Corporate Governance as a framework for the governance of the Company, which is posted on our website located at https://investor.dianthustx.com, under “Governance–Documents & Charters.”

Director Independence

The Board of Directors reviews the independence of all directors in light of each director’s (or any family member’s, if applicable) affiliations with the Company and members of management, as well as significant holdings of our securities. The Board of Directors uses the definition of independence from Nasdaq listing rules to assess independence of our directors. Nasdaq listing rules have objective tests and a subjective test for determining who is an “independent director.” The subjective test states that an independent director must be a person who lacks a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board of Directors has not established categorical standards or guidelines to make these subjective determinations, but considers all relevant facts and circumstances. After considering the foregoing factors, the Board of Directors has determined each of our directors other than Mr. Garcia and Dr. Violin meets the Nasdaq independence requirements. Mr. Garcia and Dr. Violin are not considered independent due to their role as an executive officer of Dianthus and receipt of compensation for the provision of consulting services, respectively. Former directors Drs. Bruce Booth, Thomas O. Daniel, Michael Vasconcelles, Jeffrey W. Albers and Amy Lynn Ronneberg were considered independent during the period they served on the Board. Former directors Drs. Jason Gardner and David T. Scadden were not considered independent during the period they served on the Board due to his role as an executive officer of Magenta and due to his service as chair of the Scientific Advisory Board, respectively.

Board Committees

Our Board of Directors has established an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), a nominating and corporate governance committee (the “Nominating and Corporate Governance Committee”) and a science and technology committee (the “Science and Technology Committee”), each of which operates pursuant to a charter adopted by the Board of Directors, which is available on our website at https://investor.dianthustx.com. We believe the functioning and composition of these committees comply with the requirements of the Sarbanes-Oxley Act of 2002, Nasdaq listing rules and SEC rules and regulations. The Board of Directors may also establish other committees from time to time to assist the Company and its Board of Directors. Each of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Science and Technology Committee has the responsibilities described below.

Audit Committee

Alison F. Lawton, Anne McGeorge, and Paula Soteropoulos serve on the Audit Committee, and each qualifies as an independent director as defined under applicable Nasdaq listing rules, meets the additional, heightened independence criteria applicable to members of the audit committee under the rules of the SEC and the applicable Nasdaq listing rules, and has sufficient knowledge in financial and auditing matters to serve on the Audit Committee. Ms. McGeorge serves as chair of the Audit Committee. Each of Ms. McGeorge and Ms. Soteropoulos is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The primary responsibilities of the Audit Committee are to oversee the Company’s accounting and financial reporting processes, including the audits of the financial statements, and the internal and external audit processes. The Audit Committee also oversees the system of internal controls established by management and our compliance with legal and regulatory requirements. The Audit Committee is responsible for the review, consideration and approval or ratification of related party transactions as well as the oversight of the Company’s practices with respect to risk assessment and risk management. The Audit Committee oversees the independent auditors, including their independence and objectivity. The Audit Committee is empowered to retain outside legal counsel and other advisors as it deems necessary or appropriate to assist it in fulfilling its responsibilities and to approve the fees and other retention terms of the advisors.

Following the closing of the Reverse Merger through December 31, 2023, the Audit Committee met one time.

Compensation Committee

Paula Soteropoulos, Leon O. Moulder, Jr. and Tomas Kiselak serve on the Compensation Committee, and each qualifies as an independent director, as defined under applicable Nasdaq listing rules and also meets the additional, heightened independence criteria applicable to members of the compensation committee. Ms. Soteropoulos serves as the chair of the Compensation Committee.

The primary responsibilities of the Compensation Committee are to periodically review and approve the compensation and other benefits for the Company’s senior officers and directors. This includes reviewing and recommending corporate goals and objectives for Board of Directors' approval relevant to the compensation of the Company’s executive officers, evaluating the performance of these officers in light of the goals and objectives and setting the officers’ compensation. The Compensation Committee also administers and makes recommendations to the Board of Directors regarding equity incentive plans that are subject to the Board of Directors’ approval and approves the grant of equity awards under the plans.

Following the closing of the Reverse Merger through December 31, 2023, the Compensation Committee met one time.

Nominating and Corporate Governance Committee

Alison F. Lawton, Lei Meng and Leon O. Moulder, Jr. serve on the Nominating and Corporate Governance Committee, and each qualifies as an independent director, as defined under applicable Nasdaq listing rules. Ms. Lawton serves as chair of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee is responsible for engaging in succession planning for the Board of Directors, developing and recommending to the Board of Directors criteria for identifying and evaluating qualified director candidates and making recommendations to the Board of Directors regarding candidates for election or reelection to the Board of Directors at each annual stockholders’ meeting. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing the Company’s corporate governance practices and making recommendations to the Board of Directors concerning corporate governance matters. The Nominating and Corporate Governance Committee is also responsible for making recommendations to the Board of Directors concerning the structure, composition and functioning of the Board of Directors and its committees.

Following the closing of the Reverse Merger through December 31, 2023, the Nominating and Corporate Governance Committee met one time.

Science and Technology Committee

Tomas Kiselak, Lei Meng and Jonathan Violin, Ph.D. serve on the Science and Technology Committee. Mr. Kiselak serves as chair of the Science and Technology Committee. The primary responsibilities of the Science and Technology Committee are to assist the Board of Directors in overseeing the Company’s innovation, new product development and research and development activities.

Following the closing of the Reverse Merger through December 31, 2023, the Science and Technology Committee met one time.

Board and Committee Evaluations

The Nominating and Corporate Governance Committee oversees our annual board and committee evaluation process. Generally, our Board of Directors and each committee conducts self-evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to our Board of Directors and each committee in order to facilitate an examination and discussion by our Board of Directors and each committee of the effectiveness of our Board of Directors and committees, Board of Directors and committee structure and dynamics and areas for possible improvement. The Nominating and Corporate Governance Committee oversees the Board of Directors and committee evaluation process each year and may determine to use an independent third-party evaluation process from time to time in the future.

Board and Committee Meetings Attendance

The Board of Directors held two meetings following the closing of the Reverse Merger in September 2023 through December 31, 2023. Following the closing of the Reverse Merger through December 31, 2023, each of the directors attended at least seventy-five percent (75%) of the meetings of the Board of Directors and the committees of the Board of Directors on which he or she served during the year ended December 31, 2023 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee and excluding any meetings in which a director was an interested party).

The non-employee directors met in executive session during each of the regularly scheduled Board of Directors meetings following the closing of the Reverse Merger through December 31, 2023.

Director Attendance at Annual Meeting of Stockholders

Pursuant to our Principles of Corporate Governance, directors are expected to attend the annual meeting of stockholders absent unusual circumstances. We did not hold an annual meeting of stockholders in 2023, but six out of our eight then-serving directors attended the special meeting of stockholders that we held in 2023.

Policy on Trading, Pledging and Hedging of Company Stock

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in our securities. Our insider trading policy expressly prohibits short-term trading (selling our stock within six months following a purchase), short sales, derivative transactions of our stock and hedging transactions by our executive officers, directors, employees and consultants and contractors. Our insider trading policy expressly prohibits its directors and executive officers from pledging our securities.

Code of Business Conduct and Ethics

In connection with the Reverse Merger, the Board of Directors adopted a new Code of Conduct and Ethics (the “Code of Conduct”). The Code of Conduct superseded the Company’s existing code of business conduct and ethics previously adopted by the Board of Directors (the “Pre-Merger Code”). The Code of Conduct applies to all directors, officers and employees of the Company.

The Code of Conduct addresses, among other matters, compliance with laws and policies, conflicts of interest, corporate opportunities, regulatory reporting, external communications, confidentiality requirements, insider trading, proper use of assets and how to report compliance concerns. The provisions of the Code of Conduct are intended to reflect current best practices and enhance the Company’s personnel’s understanding of the Company’s standards of ethical business practices, promote awareness of ethical issues that may be encountered in carrying out an employee’s or director’s responsibilities and improve clarity as to how to address ethical issues that may arise.

The full text of the Code of Conduct is posted on the Company’s website at www.dianthustx.com. We intend to disclose any amendments to the Code of Conduct, or any waivers of its requirements, on our website to the extent required by applicable rules. Our Audit Committee is responsible for applying and interpreting the Code of Conduct in situations where questions are presented to it. Information contained on, or that can be accessed through, the Company’s website is not incorporated by reference into this proxy statement and should not be considered to be a part hereof for any purpose.

The newly adopted Code of Conduct did not result in any explicit or implicit waiver of any provision of the Pre-Merger Code.

Board Leadership Structure

Leon O. Moulder, Jr. currently serves as the independent chair of our Board of Directors. We believe that separating the role of chair of our Board and Chief Executive Officer allows our Chief Executive Officer to focus on our day-to-day business, while allowing the chair of our Board to lead our Board of Directors in its fundamental role of providing advice to, and independent oversight of, management. Our Board of Directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of our Board, particularly as our Board of Directors’ oversight responsibilities continue to grow as we mature as a public company. While our By-laws and Principles of Corporate Governance do not require that we appoint a separate chair and Chief Executive Officer, our Board of Directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

At any time when the Chairman is not independent, the independent directors of the Board will designate an independent director to serve as lead independent director. The responsibilities of any such lead independent director may include: (a) presiding at meetings of the Board at which the Chair is not present, including executive sessions of the independent directors; (b) approving information sent to the Board; (c) approving the agenda and schedule for Board meetings so that there is sufficient time for discussion of all agenda items; (d) serving as liaison between the Chair and the independent directors; (e) being available for consultation and communication with major stockholders upon request; and (f) performing such other duties as the Board may determine from time to time. The lead independent director may also have the authority to call executive sessions of the independent directors.

The independent directors have the opportunity to meet in executive sessions without management present at every regular Board meeting. The purpose of these executive sessions is to encourage and enhance communication among the independent directors.

Board's Role in Risk Oversight

We face a number of risks, including risks relating to our financial condition, operations, strategic direction and intellectual property. Risk assessment and oversight are an integral part of our governance and management processes. Our Board of Directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks we face. Throughout the year, senior management reviews these risks with the Audit Committee and Board of Directors at regular meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our Board of Directors does not have a standing risk management committee, but rather administers its oversight function directly through our Board of Directors as a whole, as well as through various standing committees of our Board of Directors that address risks inherent in their respective areas of oversight. In particular, our Audit Committee is responsible for overseeing and guiding management in its periodic assessment, identification and evaluation of major strategic, operational, regulatory, compliance and external risks inherent to our business, and periodically assesses the steps management has taken, or proposes to take, to minimize such risks to our business. The Audit Committee also monitors compliance with legal and regulatory requirements, discusses with management our guidelines and policies with respect to risk assessment and risk management, including guidelines and policies to govern the process by which our exposure to risk is handled, oversees the Company’s practices with respect to the financial and cybersecurity risks we face and considers and approves or disapproves any related person transactions. Our Compensation Committee is responsible for overseeing management of risks related to our compensation policies and programs. Our Nominating and Corporate Governance Committee is responsible for overseeing risks related to our corporate governance practices, and our Scientific and Technology Committee reviews, evaluates and advises our management regarding the risks associated with our research and development initiatives, programs and related investments. Our Board of Directors also monitors and assesses operational risk exposure similar to the Audit Committee, including risks related to clinical development and operations. While our Board has an oversight role, management is principally tasked with direct responsibility for assessing and managing risks, including implementing processes and controls to mitigate their effects on the Company. The Board believes that its programs for overseeing risk would be effective under a variety of leadership frameworks. Accordingly, the Board’s risk oversight function did not significantly impact its selection of the current leadership structure.

Board Diversity

The following Board Diversity Matrix presents our Board diversity statistics in accordance with Nasdaq Rule 5606, as self-disclosed by our directors.

Board Diversity Matrix (as of April 11, 2024)
Total number of directors	8
	Female	Male
Part I: Gender identity
Directors	4	4
Part II: Demographic background
Asian	1	-
Hispanic or Latin	-	1
White	3	4

Communication with the Directors of Dianthus

Any interested party with concerns about our Company may report such concerns to individual directors, the chairs of our Board of Directors and Nominating and Corporate Governance Committee or our Board of Directors as a whole, by submitting a written communication to the attention of such director at the following address:

c/o Dianthus Therapeutics, Inc.

Attn: Board of Directors

7 Times Square, 43rd Floor

New York, New York 10036

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier, or other interested party.

A copy of any such written communication may also be forwarded to Dianthus’s legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Dianthus’ legal counsel, with independent advisors, with non-management directors, or with Dianthus’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment, and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications.

These communications will be compiled and reviewed by our Secretary, who will determine whether the communication is appropriate for presentation to the Board or the particular director. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications).

The Audit Committee oversees the procedures for the receipt, retention, and treatment of complaints received by Dianthus regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters, or potential violations of the federal securities laws, including any rules and regulations thereunder, or the U.S. Foreign Corrupt Practices Act. Dianthus has also established a toll-free telephone number, which is (833) 963-3518, and has established a webform, which can be accessed at https://www.whistleblowerservices.com/DNTH, for the reporting of such activity.

EXECUTIVE OFFICERS

On September 11, 2023, the Board of Directors appointed Marino Garcia as our President and Chief Executive Officer and principal executive officer, Ryan Savitz as Chief Financial Officer, Treasurer and principal financial officer and Edward Carr as our Chief Accounting Officer and principal accounting officer.

The following table identifies our executive officers, and sets forth their current positions at Dianthus, the year they became an executive officer and their ages. Each executive officer will serve at the discretion of the Board of Directors and hold office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Name	Position Held with Dianthus	Officer Since	Age (1)
Marino Garcia	Director, Chief Executive Officer and President	2023	57
Ryan Savitz (2)	Chief Financial Officer, Chief Business Officer and Treasurer	2023	35
Simrat Randhawa, M.D.	Chief Medical Officer	2023	54
Adam Veness	Senior Vice President, General Counsel and Secretary	2023	38
Edward Carr	Chief Accounting Officer	2023	54

(1)
Ages presented as of April 11, 2024.
(2)
Mr. Savitz was promoted to the role of Chief Business Officer in addition to his role as Chief Financial Officer on February 7, 2024.

EXECUTIVE OFFICER BIOGRAPHIES

Marino Garcia. Mr. Garcia's biography is included under “Director Biographies” above.

Ryan Savitz. Mr. Savitz has served as our Chief Financial Officer since September 2023, and was promoted to the role of Chief Business Officer in February 2024, in addition to his role as Chief Financial Officer. Mr. Savitz has served as Chief Financial Officer of Former Dianthus since June 2022. Mr. Savitz was recently promoted to Chief Financial and Business Officer on February 7, 2024. Prior to joining Former Dianthus, he served as Managing Director in Citigroup’s Healthcare Investment Banking division where he was employed from June 2010 to June 2022 and focused on advising biopharma companies on private and public capital raising, partnering, and mergers and acquisitions. Prior to becoming Managing Director, he held positions of increasing responsibility, all within the Healthcare Investment Banking division at Citigroup. Mr. Savitz received his Bachelor of Science in Finance from the Pennsylvania State University.

Simrat Randhawa, M.D. Dr. Randhawa has served as our Chief Medical Officer since September 2023 and as Chief Medical Officer of Former Dianthus since April 2022. Dr. Randhawa most recently served as Senior Vice President of Clinical and Medical Affairs at Aurinia Pharmaceuticals Inc. (Nasdaq: AUPH), an autoimmune-focused company, from February 2017 to April 2022, where he supported the clinical development of voclosporin. Dr. Randhawa has held a number of senior commercial and medical leadership roles in the autoimmune and rare disease spaces within large pharma and biotech companies such as Novartis AG and BioMarin Pharmaceutical Inc. Previously, he supported business development opportunities and integration needs in the health care sector while at McKinsey Consulting. Dr. Randhawa completed his M.D. at Drexel University and received his M.B.A. from Columbia University.

Adam Veness, Esq. Mr. Veness has served as our Senior Vice President, General Counsel and Secretary since September 2023, and Senior Vice President, General Counsel and Secretary of Former Dianthus since June 2023. Prior to joining Former Dianthus, Mr. Veness served as General Counsel and Secretary at Cyteir Therapeutics, Inc., a clinical-stage oncology company, from April 2022 until June 2023. Prior to Cyteir, Mr. Veness served as General Counsel and Secretary at Acceleron Pharma Inc., a biopharmaceutical company, from 2019 until Acceleron’s acquisition by Merck & Co. in November 2021. Mr. Veness served in various roles at Acceleron from July 2014 until his appointment as General Counsel in 2019. During his tenure at Acceleron, Mr. Veness served on the Executive Committee responsible for company strategy and he led the global legal and compliance functions, including capital markets and SEC reporting obligations, corporate governance, contracts, intellectual property, employment matters, and data privacy. Prior to Acceleron, Mr. Veness was a corporate and securities attorney at the law firm, Mintz Levin, where he represented and counseled public and private companies in the biopharmaceutical, technology, and healthcare industries. Mr. Veness earned a B.A. in Political Science and Philosophy from Tulane University, and a J.D. from Boston University School of Law.

Edward Carr. Mr. Carr has served as our Chief Accounting Officer since September 2023, and as Chief Accounting Officer of Former Dianthus since April 2022. Prior to joining Former Dianthus, Mr. Carr served as Chief Financial Officer of Abeona Therapeutics (Nasdaq: ABEO), a clinical stage biotechnology company, from August 2021 to March 2022 and as Chief Accounting Officer from November 2018 to August 2021. Prior to Abeona, Mr. Carr served as Assistant Controller at Coty Inc. (NYSE: COTY), a manufacturing company, from October 2017 to November 2018 and as Chief Accounting Officer at Foster Wheeler AG (Nasdaq: FWLT), an engineering and construction company, from April 2007 to March 2017. Mr. Carr, who is a Certified Public Accountant, began his career at Ernst & Young LLP. He received his Master of Professional Accountancy and Bachelor of Business Administration from West Virginia University.

DIRECTOR COMPENSATION

The table below shows all compensation paid to the Company’s non-employee directors during 2023. Neither Mr. Garcia nor Dr. Gardner received compensation for their service as a director and are not included in this table. The compensation received by Mr. Garcia and Dr. Gardner as employees during 2023 is presented under “Executive Compensation—2023 Summary Compensation Table” below.

Name (1)	Fees Earned or Paid In Cash ($)	Option Awards($) (2)	Total($)
Jeffrey W. Albers	44,597	—	44,597
Bruce Booth, D.Phil.	39,903	—	39,903
Thomas O. Daniel, M.D.	44,629	—	44,629
Tomas Kiselak (3)	16,628	54,628	71,256
Alison F. Lawton	82,195	54,628	136,823
Anne McGeorge	68,252	54,628	122,880
Lei Meng (4)	14,801	54,628	69,429
Leon O. Moulder, Jr.	25,609	54,628	80,237
Amy Lynn Ronneberg (5)	40,372	—	40,372
David T. Scadden, M.D.	37,619	—	37,619
Paula Soteropoulos	38,204	54,628	92,832
Michael Vasconcelles, M.D.	38,996	—	38,996
Jonathan Violin, Ph.D.	13,592	54,628	68,220

(1)
In connection with the Reverse Merger on September 11, 2023, in accordance with the Merger Agreement, Mr. Albers, Drs. Booth, Daniel, Scadden and Vasconcelles, and Ms. Ronneberg resigned from service on the Board of Directors and Messrs. Kiselak and Moulder, Mss. Meng and Soteropoulos and Dr. Violin were each appointed to the Board of Directors.
(2)
Amounts in this column reflect the grant date fair value of option awards granted under the Incentive Plan on September 11, 2023, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”). Fair value is calculated as of the grant date using the Black-Scholes option-pricing model. The determination of the fair value of share-based payment awards made on the date of grant is affected by our stock price as well as assumptions regarding a number of complex and subjective variables. Our assumptions in determining fair value are described in note 12 to our audited financial statements for the year ended December 31, 2023, included in our Annual Report on Form 10-K. As of December 31, 2023, each director or former director held the following outstanding stock options: Mr. Albers, 1,250; Dr. Booth, 1,250; Dr. Daniel, 1,250; Mr. Kiselak, 6,500; Ms. Lawton, 14,426; Ms. McGeorge, 12,298; Ms. Meng, 6,500; Mr. Moulder, 6,500; Ms. Ronneberg, 1,250; Dr. Scadden, 1,250; Ms. Soteropoulos, 35,292; Dr. Vasconcelles, 2,500; and Dr. Violin, 6,500.
(3)
Mr. Kiselak is required to transfer, assign and pledge any cash consideration or similar payments that he receives as a result of his service on our Board of Directors to Fairmount Funds Management LLC. Mr. Kiselak is also required, to the extent that he elects to exercise any stock options, to transfer, assign and pledge the shares received to Fairmount Funds Management LLC.
(4)
Ms. Meng is required to transfer, assign and pledge any cash consideration or similar payments that she receives as a result of her service on our Board of Directors to Avidity Partners. Ms. Meng is also required, to the extent that she elects to exercise any stock options, to transfer, assign and pledge the shares received to Avidity Partners.
(5)
Ms. Ronneberg is required to transfer, assign and pledge any cash consideration or similar payments that she received as a result of her service on our Board of Directors to the Be The Match organization. Ms. Ronneberg is also required, to the extent that she elects to exercise any stock options, to transfer, assign and pledge the shares received to the Be The Match organization.

Under the Company’s director compensation program prior to the Reverse Merger, the Company paid each non-employee director an annual cash retainer of $35,000, with an additional annual retainer for the Chair of the Board of Directors of $30,000. For service on the Audit Committee, directors received an additional annual cash retainer of $7,500 (or $15,000 for the Chair). For service on the Compensation Committee or the R&D Committee, directors received an additional annual retainer of $5,000 (or $10,000 for the Chair). For service on the Nominating and Corporate Governance Committee, directors received an additional annual retainer of $4,000 (or $8,000 for the Chair). These fees were payable in arrears in quarterly installments, pro-rated based on the number of actual days served by the director during such calendar quarter. The Company also reimbursed its non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending meetings of the Board of Directors and its committees.

Following the closing of the Reverse Merger, the Company’s director compensation program was amended to provide a total compensation package that enables the Company to attract and retain qualified and experienced individuals to serve as directors and to align its directors’ interests with those of its stockholders. The amended program provides for the following:

•
an annual cash retainer of $40,000 for members of the Company’s Board of Directors (or $70,000 for the chair of the Company’s Board of Directors);
•
an additional annual cash retainer of $7,500 for service on the Audit Committee (or $15,000 for service as chair of the Audit Committee);
•
an additional annual cash retainer of $5,000 for service on the Compensation Committee (or $10,000 for service as chair of the Compensation Committee);
•
an additional annual cash retainer of $5,000 for service on the Science and Technology Committee (or $10,000 for service as chair of the Science and Technology Committee);
•
an additional annual cash retainer of $4,000 for service on the Nominating and Corporate Governance Committee (or $8,000 for service as chair of the Nominating and Corporate Governance Committee);
•
an annual equity grant of 6,500 stock options, commencing in connection with the Reverse Merger with the next annual equity grant to occur in connection with the Company’s 2024 annual shareholder meeting, in each case, subject to one-year cliff vesting on the earlier of the next annual shareholder meeting or the first anniversary of the date of grant; and
•
an initial equity grant of 13,000 stock options in connection with a director’s appointment to the Company’s Board of Directors, subject to vesting on the third anniversary of the date of grant.

In accordance with the amended program, each member of the Board of Directors immediately following the Reverse Merger received a grant of 6,500 stock options on September 11, 2023, which will vest on the earlier of the Company’s 2024 annual meeting of stockholders and September 11, 2024.

EXECUTIVE COMPENSATION

This section discusses the material elements of compensation awarded to, earned by or paid to each principal executive officer of the Company during 2023, the two next most highly compensated executive officers of the Company and two additional former executive officers of the Company. The following individuals are referred to as the “Named Executive Officers” or “NEOs.”

Name	Position
Marino Garcia	Chief Executive Officer (1)
Ryan Savitz	Chief Financial Officer, Chief Business Officer and Treasurer (2)
Simrat Randhawa, M.D.	Chief Medical Officer (2)
Jason Gardner, D.Phil.	Former President and Chief Executive Officer (1)
Stephen Mahoney	Former President, Chief Financial and Operating Officer (1)
Thomas Beetham	Former Chief Legal Officer (3)
Lisa Olson, Ph.D.	Former Chief Scientific Officer (4)

(1)
Dr. Gardner served as President and Chief Executive Officer until his termination on February 7, 2023 when he was succeeded as the “principal executive officer” of the Company by Mr. Mahoney. On September 11, 2023, in connection with the Reverse Merger, Mr. Garcia was appointed President and Chief Executive Officer, and Mr. Mahoney’s employment was terminated.
(2)
Mr. Savitz and Dr. Randhawa were appointed Chief Financial Officer and Chief Medical Officer, respectively, on September 11, 2023 in connection with the Reverse Merger. Mr. Savitz was promoted to the role of Chief Business Officer in addition to his role as Chief Financial Officer on February 7, 2024.
(3)
Mr. Beetham’s employment was terminated on September 11, 2023, in connection with the Reverse Merger.
(4)
Dr. Olson’s employment was terminated effective May 15, 2023.

2023 Summary Compensation Table

The following table presents the compensation awarded to, earned by or paid to each of the NEOs for the fiscal years ended December 31, 2023 and December 31, 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)	All Other Compensation ($) (4)	Total ($)
Marino Garcia (5) President and Chief Executive Officer	2023	174,863	—	—	321,159	—	496,022
Ryan Savitz (5) Chief Financial Officer, Chief Business Officer and Treasurer	2023	135,511	—	—	194,140	—	329,651
Simrat Randhawa, M.D. (5) Chief Medical Officer	2023	139,495	—	—	198,663	—	338,158
Jason Gardner, D.Phil.	2023	57,861	—	—	—	609,788	667,649
Former President and Chief Executive Officer	2022	565,000	—	756,413	326,288	7,147	1,654,848
Stephen Mahoney	2023	309,257	539,134	118,285	—	690,000	1,656,676
Former President, Chief Financial and Operating Officer	2022	448,000	—	483,680	188,160	1,047	1,120,887
Thomas Beetham Former Chief Legal Officer	2023	300,294	523,490	74,561	—	673,089	1,571,434
Lisa Olson, Ph.D.	2023	160,730	277,027	91,863	—	598,393	1,128,013
Former Chief Scientific Officer	2022	428,000	—	373,625	179,760	2,119	983,504

(1)
Amounts in this column for 2023 represent the retention incentive bonuses paid to Messrs. Mahoney and Beetham and Dr. Olson in connection with the Reverse Merger (or, for Dr. Olson, in connection with her termination of employment), as described in further detail under “Narrative Disclosure to Summary Compensation Table—Retention Incentive Bonuses” below.
(2)
Amounts in this column for 2023 represent the incremental fair value of option award modifications, calculated as of the applicable modification date in accordance with the provisions of FASB ASC Topic 718.
(3)
Amounts in this column for 2023 represent the annual cash incentive payouts earned by each NEO for performance in 2023, which are expected to be paid in February 2024. For more information regarding the 2023 annual cash incentive program, see “Narrative Disclosure to Summary Compensation Table—2023 Annual Cash Incentives” below.
(4)
Amounts in this column for 2023 include Company contributions to the NEOs’ accounts under the Magenta 401(k) Plan and severance payments and benefits accrued or paid during 2023, which are described in further detail under “Additional Narrative Disclosure—Separation Agreements” below, as set forth below:

Name and Principal Position	Company 401(k) Contributions ($)	Severance ($)	Total ($)
Marino Garcia	—	—	—
Ryan Savitz	—	—	—
Simrat Randhawa	—	—	—
Jason Gardner, D.Phil.	686	609,102	609,788
Stephen Mahoney	—	690,000	690,000
Thomas Beetham	1,089	672,000	673,089
Lisa Olson	1,072	597,321	598,393

(5)
For Messrs. Garcia and Savitz and Dr. Randhawa, amounts in this column reflect compensation awarded to, earned by or paid on or after September 11, 2023 and does not reflect compensation paid by Former Dianthus prior to the Reverse Merger.

Narrative Disclosure to Summary Compensation Table

Compensation Philosophy and Process

The Company’s Board of Directors and Compensation Committee review compensation annually for all employees, including the NEOs. In setting executive base salaries and annual incentives and granting equity incentive awards, the Compensation Committee considers compensation for comparable positions in the market, the historical compensation levels of the Company’s executives, internal equity, individual performance as compared to the Company’s expectations and objectives, the Company’s desire to motivate the Company’s employees to achieve short- and long-term results that are in the best interests of the Company’s stockholders and a long-term commitment to the Company. The Company targets a general competitive position, based on independent third-party benchmark analytics to inform the mix of compensation of base salary, annual incentives or long-term incentives.

The Compensation Committee is responsible for determining the compensation of the NEOs; however, the Board of Directors, upon recommendation of the Compensation Committee, is responsible for determining the Compensation of the Chief Executive Officer. The Compensation Committee typically reviews and discusses each NEO’s proposed compensation with the Chief Executive Officer (other than his own compensation). Based on those discussions and its discretion, taking into account the factors noted above, the Compensation Committee then sets the compensation for each NEO, other than the Chief Executive Officer, and recommends the compensation for the Chief Executive Officer to the Board of Directors for approval. The Chief Executive Officer is not present for discussions regarding his own compensation.

In 2023, the Compensation Committee retained the services of Alpine Rewards, LLC (“Alpine Rewards”) as its external independent compensation consultant. In this role, Alpine Rewards served as an advisor to the Compensation Committee on topics primarily related to the Company’s broader compensation structure, executive new hire compensation packages, executive compensation structure, peer group review, benchmarking of executive positions and equity share usage and dilution. The Board of Directors and Compensation Committee considered Alpine Rewards’ input on certain compensation matters as they deemed appropriate. The Compensation Committee requires that its compensation consultants be independent of management and performs an annual assessment of the compensation consultants’ independence to determine whether the consultants are independent. After review of the independence factors set forth by Nasdaq and the SEC, the Compensation Committee determined that the engagement of Alpine Rewards does not raise any conflict of interest.

Employment Agreements

Each of Messrs. Garcia and Savitz and Dr. Randhawa entered into an employment agreement in connection with his appointment as an executive officer of Former Dianthus, each of which was amended in connection with the Reverse Merger and his appointments as an officer of the Company. The employment agreements generally set forth the initial base salary, target annual bonus opportunity, one-time signing bonus in consideration for certain restrictive covenants (including standard confidentiality and nondisclosure, assignment of intellectual property work product and post-termination noncompetition and non-solicitation of employees, consultants and customers covenants), and eligibility for employee benefit plans. In addition, the employment agreements set forth the terms of initial stock option grants. Each employment agreement also provides for severance benefits in connection with certain terminations of employment, as described under “Additional Narrative Disclosure—Potential

Payments Upon Termination or Change in Control” below.

Base Salary

Each NEO’s base salary is a fixed component of annual compensation for performing specific duties and functions and has been established by the Compensation Committee or Board of Directors, as applicable, taking into account each individual’s role, responsibilities, skills, and experience. Base salaries for the NEOs are reviewed annually by the Compensation Committee or Board of Directors, as applicable, typically in connection with the Company’s annual performance review process, and adjusted from time to time to realign salaries with market levels after taking into account individual responsibilities, internal equity, performance, and experience.

Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. The relative levels of base salary are designed to reflect each NEO’s scope of responsibility and accountability. Effective with the closing of the Reverse Merger on September 11, 2023, the base salaries for Messrs. Garcia and Savitz and Dr. Randhawa were set forth below:

Name	2023 Base Salary (as of Dec. 31, 2023)
Marino Garcia	$575,000
Ryan Savitz	$445,600
Simrat Randhawa, M.D.	$458,700

2023 Annual Cash Incentives

The Company’s cash annual incentive program is intended to reward the NEOs for meeting specified performance goals during the fiscal year. For 2023, each NEO was eligible for a target annual incentive based on a specific percentage of their earned base salaries for 2023, which are set forth below for those NEOs who were employed as of December 31, 2023 and eligible to receive a 2023 annual incentive:

Name	2023 Target Annual Incentive (% of base salary)
Marino Garcia	50%
Ryan Savitz	40%
Simrat Randhawa, M.D.	40%

The 2023 annual incentive program for Messrs. Garcia and Savitz and Dr. Randhawa was based upon achievement of corporate performance goals related to: (i) execution towards organizational readiness to initiate a phase 2 clinical trial of DNTH103 in generalized Myasthenia Gravis, (ii) strengthening the data package for DNTH103 and expanding its use in potential indications and other life cycle developments, (iii) building a pipeline of additional targets beyond DNTH103 and (iv) building an optimal high-performance organization required to achieve financial and development milestones. Following the end of 2023, the Compensation Committee recommended, and the Board of Directors approved, achievement of corporate performance and resulting annual incentive payouts at 115% of target.

Retention Incentive Bonuses

On February 23, 2023, the Compensation Committee approved retention incentive bonuses to Messrs. Mahoney and Beetham and Dr. Olson pursuant to the Company’s Senior Executive Cash Incentive Bonus Plan. Each retention incentive bonus was equal to the pro-rata amount of: (i) 125% of the NEOs’ 2023 base salary, plus (ii) 125% of the NEO’s 2023 target bonus, in each case, subject to a maximum of 75% of such amount. The retention incentive bonuses provided for payment upon the earliest of

(a) the completion of a merger or similar change of control of Company, (b) the completion of a liquidation of the Company, (c) the date of the NEO’s termination by the Company not for cause (as defined in the NEO’s employment agreement) or (d) any other date determined by the Compensation Committee. As a result, Dr. Olson received a retention incentive bonus of $277,027 in connection with her termination and Messrs. Mahoney and Beetham received retention incentive bonuses of $539,134 and $523,490, respectively, in connection with the Reverse Merger.

Equity Awards

The Company’s equity grant program is intended to align the interests of the NEOs with those of the Company’s stockholders and to motivate them to make important contributions to the Company’s performance. During 2023, in light of the ongoing strategic process, the Company did not make any grants of equity awards to the NEOs.

In connection with the Reverse Merger, outstanding stock options originally granted by Former Dianthus were assumed and converted into Company stock options based on the exchange ratio, subject to the same vesting terms as in effect prior to the Reverse Merger. The assumed options are described in more detail under “Outstanding Equity Awards at 2023 Fiscal Year End” below.

Modification of Stock Options

In connection with the Reverse Merger and pursuant to the terms of the Merger Agreement, all outstanding stock options held by Messrs. Mahoney and Beetham and Dr. Olson that had an exercise price that was equal to or less than $2.00 (prior to giving effect to the 1-for-16 reverse stock split (the "Reverse Stock Split") were modified to provide that they will remain outstanding and exercisable until the third anniversary of the Reverse Merger (or if earlier, the original expiration date of such stock option).

Outstanding Equity Awards at 2023 Fiscal Year End

The following table presents information regarding all outstanding stock options held by each of the NEOs on December 31, 2023, after giving effect to the Reverse Stock Split and exchange ratio, as applicable, in connection with the Reverse Merger. None of the NEOs held any outstanding stock awards as of December 31, 2023.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Marino Garcia	95,136	87,523	(1)	6.70	11/3/2031
	169,797	156,207	(1)	8.44	6/6/2032
Ryan Savitz	46,786	77,980	(2)	8.44	6/6/2032
Simrat Randhawa	39,989	55,985	(3)	8.44	6/6/2032
Jason Gardner, D.Phil.	—	—		—	—
Stephen Mahoney	3,906	—		18.88	9/11/2026
	8,126	—		25.12	9/11/2026
Thomas Beetham	3,125	—		18.88	9/11/2026
	4,688	—		25.12	9/11/2026
Lisa Olson	3,125	—		18.88	9/11/2026
	6,250	—		25.12	9/11/2026

(1)
These stock options vest in equal monthly installments through November 30, 2025, subject to Mr. Garcia’s continued employment through each vesting date.
(2)
These stock options vest in equal monthly installments through June 30, 2026, subject to Mr. Savitz’s continued employment through each vesting date.
(3)
These stock options vest in equal monthly installments through April 30, 2026, subject to Dr. Randhawa’s continued employment through each vesting date.

Additional Narrative Disclosures

Retirement Benefits

We do not maintain, and no NEO is eligible to participate in, any defined benefit pension plan or nonqualified deferred compensation plan. Each NEO that remains employed as of December 31, 2023 is eligible to participate in a multiemployer tax-qualified 401(k) savings plan, which allows eligible participants to defer a portion of their compensation, within the limits prescribed by the Code and the applicable limits under the 401(k) plan, on a pre-tax or after-tax (Roth) basis. Pursuant to the terms of such 401(k) plan, we may make discretionary matching contributions; however, no such contributions have been made to date.

Prior to the Reverse Merger, each NEO other than Messrs. Garcia and Savitz and Dr. Randhawa was eligible to participate in the Company’s 401(k) plan (the “Magenta 401(k) Plan”), which allowed eligible participants to defer a portion of their compensation, within the limits prescribed by the Code. The Company made matching contributions of up to 2% of eligible wages contributed by each participating employee; however, matching contributions were suspended in February 2023. The Magenta 401(k) Plan was terminated in connection with the Reverse Merger and all unvested Company matching contributions became fully vested in connection with such termination.

Potential Payments Upon Termination or Change in Control

Under their amended employment agreements, each of Messrs. Garcia and Savitz and Dr. Randhawa is eligible for severance benefits in the event of a termination by the Company without “cause” (as defined in the agreement) or resignation for “good reason” (as defined in the agreement). In the event of such termination, subject to execution and non-revocation of a release of claims, the NEO will be eligible to receive: (i) cash severance equal to nine months of base salary (or, for Mr. Garcia, 12 months) and (ii) partial reimbursement of COBRA premiums for nine months (or, for Mr. Garcia, 12 months).

Under the amendment employment agreements, in the event the NEO is terminated by the Company without cause or resigns for good reason, in each case, on or within 12 months following a sale event (as defined in the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “Current Plan”)), the NEO will receive the following in lieu of the severance benefits described above, subject to execution and non-revocation of a release of claims: (i) cash severance equal to 1.0x (or, for Mr. Garcia,1.5x), the sum of the executive’s base salary and target annual bonus; (ii) partial reimbursement of COBRA premiums for 12 months (or, for Mr. Garcia, 18 months); and (iii) full acceleration of all outstanding equity and equity-based awards. The amended employment agreements provide for a standard best after-tax provision in the event any such severance is considered a parachute payment for purposes of Section 280G of the Code.

Separation Agreements

Jason Gardner, D.Phil.

On February 7, 2023, in connection with his termination, Dr. Gardner entered into a separation letter and general release of claims with us. In consideration for the general release of claims, Dr. Gardner received the following separation payments and benefits: (i) a lump sum cash payment of $597,352, representing 12 months of Dr. Gardner’s base salary and a pro-rated portion of his 2023 bonus target; (ii) payment for up to 12 months of group health plan continuation premiums; and (iii) up to $1,000 in outplacement services. The separation agreement also requires Dr. Gardner’s continued compliance with his confidentiality and nondisclosure, assignment of intellectual property work product, post-termination noncompetition and non-solicitation obligations.

Stephen Mahoney

On September 11, 2023, in connection with his termination, Mr. Mahoney entered into a separation letter and general release of claims with us. In consideration for the general release of claims, Mr. Mahoney received the following separation payments and benefits: (i) a lump sum cash payment of $627,200, representing 12 months of Mr. Mahoney’s base salary and 100% of his 2023 target incentive compensation; (ii) a lump sum cash payment of $63,000, representing a cash payout in lieu of 12 months of group health plan continuation premiums, adjusted by 25% to offset for any tax liability associated with the payment; and (iii) outplacement services for a period of 45 days. The separation letter also requires Mr. Mahoney’s continued compliance with his confidentiality and non-disclosure, assignment of intellectual property work product and non-solicitation obligations; however, the Company waived his post-employment non-competition obligations.

Thomas Beetham

On September 11, 2023, in connection with his termination, Mr. Beetham entered into a separation letter and general release of claims with us. In consideration for the general release of claims, Mr. Beetham received the following separation payments and benefits: (i) a lump sum cash payment of $609,000, representing 12 months of Mr. Beetham’s base salary and 100% of his 2023 target incentive compensation; (ii) a lump sum cash payment of $63,000, representing a cash payout in lieu of 12 months of group health plan continuation premiums, adjusted by 25% to offset for any tax liability associated with the payment; and (iii) outplacement services for a period of 45 days. The separation letter also requires Mr. Beetham’s continued compliance with his confidentiality and non-disclosure, assignment of intellectual property work product and non-solicitation obligations; however, the Company waived his post-employment non-competition obligations.

Lisa Olson, Ph.D.

On May 12, 2023, in connection with her termination, Dr. Olson entered into a separation letter and general release of claims with us. In consideration for the general release of claims, Dr. Olson received the following separation payments and benefits: (i) a lump sum cash payment of $384,321, representing nine months of Ms. Olson’s base salary and a pro-rated portion of her 2023 target incentive compensation; (ii) payment for up to nine months of group health plan continuation premiums; and (iii) outplacement services for a period of 45 days. In addition, as a result of the Reverse Merger on September 11, 2023, which constituted a change in control occurring after August 15, 2023 and before December 31, 2023 under the separation letter, Ms. Olson also received: (A) an additional lump sum cash payment of $171,000; and (B) up to three additional months of group health plan continuation premiums. The separation letter also requires Dr. Olson’s continued compliance with her confidentiality and nondisclosure, assignment of intellectual property work product, post-termination noncompetition and non-solicitation obligations.

Pay Versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial and operational performances of the Company. The Compensation Committee did not consider the pay versus performance disclosure when making its compensation decisions for the 2023 fiscal year. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by our named executive officers.

Year	Summary Compensation Table Total for Dr. Gardner (1)	Summary Compensation Table Total for Mr. Mahoney (1)	Summary Compensation Table for Mr. Garcia (1)	Compensation Actually Paid to Dr. Gardner (2)	Compensation Actually Paid to Mr. Mahoney (2)	Compensation Actually Paid to Mr. Garcia (2)
2023	$667,649	$1,656,676	$496,022	$507,070	$1,619,484	$343,583
2022	$1,654,848	N/A	N/A	$3,783	N/A	N/A

Year	Average Summary Compensation Table Total for Non-PEO NEOs Officer (3)	Average Compensation Actually Paid to Non-PEO NEOs (2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (4)	Net Income/(Loss) ($ in thousands) (5)
2023	$841,814	$794,735	$14.67	$(43,545)
2022	$1,065,057	$24,766	$8.92	$(28,476)

(1)
During fiscal years 2022 and 2023, the following individuals served as “principal executive officer” during the time periods set forth below (collectively, our “PEOs”):

Name	Dates as PEO During Fiscal Years 2022 through 2023
Dr. Gardner	January 1, 2022 through February 7, 2023
Mr. Mahoney	February 7, 2023 through September 11, 2023
Mr. Garcia	September 11, 2023 through December 31, 2023

The dollar amounts reported in these columns represent the amount of total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our NEOs. Please refer to “Executive Compensation—Summary Compensation Table” above.

(2)
The dollar amounts reported in these columns represent the amount of “compensation actually paid” to our PEOs and the average “compensation actually paid” to our non-PEO NEOs, as computed in accordance with Item 402(v) of Regulation S-K, for each covered fiscal year. In accordance with these rules, these amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as shown below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The dollar amounts do not reflect the actual amount of compensation earned or received by or paid to the PEOs or non-PEO NEOs during the applicable fiscal year.

	Dr. Gardner		Mr. Mahoney	Mr. Garcia	Average Non-PEO NEOs
	2023	2022	2023	2023	2023	2022
Summary Compensation Table Total	$667,649	1,654,848	1,656,676	496,022	841,814	1,065,057
Subtract, value of “Stock Awards” reported in Summary Compensation Table	—	(756,413)	(118,285)	—	(41,606)	(382,560)
Add, year-end fair value of outstanding and unvested equity awards granted in the year	—	127,179	—	—	—	33,021
Add (subtract), year over year change in fair value of outstanding and unvested equity awards granted in prior years	—	(847,355)	—	(169,529)	(29,600)	(338,112)
Add, fair value as of vesting date of equity awards granted and vested in the year	—	104,525	—	—	—	35,177
Add (subtract), change in fair value from last day of prior fiscal year to vesting date for equity awards granted in prior years that vested in the year	10,484	(279,001)	88,993	17,090	28,077	(90,649)
Subtract, prior year-end fair value for any equity awards forfeited in the year	(171,063)	—	(7,900)	0	(3,950)	(297,168)
Compensation Actually Paid	$507,070	$3,783	$1,619,484	$343,583	$794,735	$24,766

(3)
The dollar amounts reported in this column represent the average of the total compensation, as disclosed in the Summary Compensation Table for the applicable year, for our NEOs as a group (excluding our PEOs), which includes: (i) for 2023, Mr. Savitz, Dr. Randhawa, Mr. Beetham and Dr. Olson, and (ii) for 2022, Mr. Mahoney, Dr. Olson and Jeffrey Humphrey, M.D.
(4)
Cumulative total stockholder return (“TSR”) is calculated by dividing the difference between our stock price at the end of the applicable measurement period and the beginning of the measurement period by our stock price at the beginning of the measurement period. The beginning of the measurement period for each year in the table is December 31, 2021/
(5)
The dollar amounts reported represent the amount of net income (loss) reflected in our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

Analysis of Information Presented in the Pay Versus Performance Table

In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above. The following graphs display the compensation actually paid (“CAP”) to our NEOs compared to our TSR and our net income (loss) for fiscal 2022 and 2023. The Company does not look to net income (loss) as a performance measure for its executive compensation program and instead looks at operational metrics, such as drug development milestones, pipeline progress, regulatory compliance, intellectual property, partnerships and collaborations, and general financial health of the Company.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Magenta Transactions

Collaboration and Advisory Services

During the years ended December 31, 2023 and 2022, Magenta made payments for advisory and related services from Be the Match BioTherapies Collection Services, LLC (f/k/a Be the Match BioTherapies, LLC) (“BTMB”) and its affiliates, including National Marrow Donor Program (“NMDP”) in the amount of $40,372 and $497,858, respectively. Magenta had collaboration agreements with NMDP (as successor in interest to BTMB) which expired in December 2022. In addition, in June 2020, Magenta entered into a clinical collaboration agreement with NMDP/Be The Match to evaluate the potential utility of MGTA-145 for mobilizing and collecting hematopoietic stem cells from donors in a single day and then using them for allogeneic transplant in patients. Under the terms of this agreement, Magenta was obligated to fund up to 50% of NMDP/Be The Match clinical trial costs and provide the trial drugs to be included in research and development expense. The clinical collaboration was discontinued in the first quarter of 2023. Amy Lynn Ronneberg was formerly the president of BTMB, and she is the Chief Executive Officer of NMDP and was formerly a member of Magenta’s board of directors. These fees were paid to BTMB and its affiliates pursuant to the aforementioned agreements in amounts mutually agreed upon in advance by Magenta and BTMB. None of these fees were paid directly to Ms. Ronneberg. The fees paid to BTMB did not exceed 5% of the consolidated gross revenue of BTMB (or NMDP) during the years ended December 31, 2023 and 2022.

ImmunoGen

Dr. Michael Vasconcelles joined Magenta’s board of directors on August 15, 2022, and he joined ImmunoGen as Executive Vice President of Research, Development, and Medical Affairs on December 29, 2022. During the years ended December 31, 2023 and 2022, Magenta made payments of approximately $140,182 and $4.5 million, respectively, to ImmunoGen pursuant to a license agreement. None of these fees were paid directly to Dr. Vasconcelles. The fees paid to ImmunoGen did not exceed 5% of the consolidated gross revenue of ImmunoGen during the years ended December 31, 2023 and 2022.

Indemnification Agreements

Magenta previously entered into agreements to indemnify its directors and executive officers. These agreements, among other things, required Magenta to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in Magenta’s right, on account of any services undertaken by such person on behalf of Magenta or that person’s status as a member of Magenta’s board of directors to the maximum extent allowed under Delaware law.

Dianthus and Former Dianthus Transactions

Private Placements of Securities

Series A Preferred Stock Financing

In April 2022, Former Dianthus completed a preferred stock financing and issued and sold an aggregate of 23,007,017 shares of Series A Preferred Stock at a purchase price of $4.3465 per share for aggregate gross proceeds of approximately $100 million. The following table summarizes purchases of Former Dianthus’ Series A Preferred Stock by related persons:

Participant	Shares of Series A Preferred Stock(1)	Total Cash Purchase Price ($)
Entities affiliated with 5AM Ventures	5,751,753	$ 24,999,994
Entities affiliated with Avidity Partners	4,601,403	$ 19,999,998
Entities affiliated with Fairmount	3,451,051	$ 14,999,993
Entities affiliated with FMR LLC	5,602,210	$ 24,350,006
Entities affiliated with Venrock Healthcare Capital Partners	1,610,490	$ 6,999,995
Tellus BioVentures, LLC	264,583	$ 1,150,010
Christopher J. Moulder and Meghan M. Moulder(2)	57,517	$ 249,998
Lauren E. Bartlett(3)	57,517	$ 249,998

(1)
Such information has not been adjusted to reflect the effects of the exchange ratio in the Reverse Merger or the Reverse Stock Split.
(2)
Christopher J. Moulder and Meghan M. Moulder are immediate family members of Leon O. Moulder, Jr., director and chair of Former Dianthus.
(3)
Lauren E. Bartlett is an immediate family member of Leon O. Moulder, Jr., director and chair of Former Dianthus.

Former Dianthus Pre-Closing Financing

On May 2, 2023, in connection with the execution of the Merger Agreement, Former Dianthus entered into a Subscription Agreement dated as of May 2, 2023, as amended (the “Subscription Agreement”) with certain investors to consummate the Former Dianthus pre-closing financing. Pursuant to the Subscription Agreement, immediately prior to the effective time of the Reverse Merger, Former Dianthus issued and sold, and the investors purchased, (i) 2,873,988 shares of Former Dianthus common stock and (ii) 210,320 pre-funded warrants, exercisable for 210,320 shares of Former Dianthus common stock at a purchase price of approximately $23.34 per share or $23.34 per warrant, for an aggregate purchase price of approximately $72.0 million. Six of the investors or their affiliates were beneficial holders of more than 5% of Former Dianthus’ capital stock, and the table below sets forth the number of shares of Former Dianthus common stock purchased by such holders at the closing of the Former Dianthus pre-closing financing.

Participant	Shares of Common Stock	Pre-funded Warrants of Dianthus	Total Cash Purchase Price ($)
5AM Ventures VII, L.P.	218,056	210,320	$ 10,000,000
Entities affiliated with Avidity Partners	214,188	—	$ 5,000,000
Entities affiliated with Fairmount	670,910	—	$ 15,661,667
Entities affiliated with FMR LLC	996,616	—	$ 23,265,000
Tellus BioVentures, LLC	39,054	—	$ 911,673
Entities affiliated with Venrock Healthcare Capital Partners	242,532	—	$ 5,661,667

2024 Private Placement

On January 24, 2024, Dianthus completed a private placement of shares of common stock and pre-funded warrants pursuant to the securities purchase agreement, by and among the Dianthus and certain selling stockholders named therein, dated as of January 22, 2024 (the “Securities Purchase Agreement,” and the transaction, the “2024 Private Placement”). Pursuant to the Securities Purchase Agreement, Dianthus issued and sold, and the investors purchased, (i) 14,500,500 shares of common stock and (ii) 4,666,332 pre-funded warrants exercisable for 4,666,332 shares of common stock at a purchase price of $12.00 per share or $11.999 per pre-funded warrant, which represents the per share purchase price of the common stock less the $0.001 per share exercise price for each pre-funded warrant, for an aggregate purchase price of approximately $230.0 million. Six of the investors or their affiliates were or became upon completion of the transaction beneficial holders of more than 5% of common stock, and the table below sets forth the number of shares of common stock or pre-funded warrants purchased by such holders at the closing of the 2024 Private Placement.

Participant	Shares of Common Stock	Pre-funded Warrants of Dianthus	Total Cash Purchase Price ($)
Entities affiliated with Avidity Partners	1,500,000	1,833,333	$ 39,998,163
BCLS Fund III Investments, LP	2,333,000	1,000,333	$ 39,998,163
Fairmount Healthcare Fund II LP	834,334	832,333	$ 19,999,172
Entities affiliated with FMR LLC	1,958,333	—	$ 23,499,996
RA Capital Healthcare Fund, L.P	2,333,000	1,000,333	$ 39,998,163
Tellus BioVentures, LLC	166,667	—	$ 2,000,004
Entities affiliated with Venrock Healthcare Capital Partners	1,666,667	—	$20,000,004

Other Agreements with Former Dianthus Stockholders

In connection with Former Dianthus’ Series A Preferred Stock financing, Former Dianthus entered into amended and restated investors’ rights, voting and right of first refusal and co-sale agreements containing registration rights, information rights, voting rights and rights of first refusal, among other things, with certain holders of Former Dianthus preferred stock and certain holders of Former Dianthus common stock. These stockholder agreements were terminated or no longer effective upon the closing of the Reverse Merger.

Director Compensation of Former Dianthus

Ms. Soteropoulos received compensation for service on the Former Dianthus board of directors during the year ended December 31, 2022 in the amount of $202,396, consisting of $22,500 in cash and $179,896 in option awards.

License Agreements

In September 2020, we entered into an option agreement with Zenas BioPharma (“Zenas Option”), under which we agreed to grant Zenas BioPharma an exclusive option for an exclusive license under certain patents and know-how with respect to antibody sequences generated in a research program directed towards the research of monoclonal antibody antagonists targeting certain specific complement proteins. In consideration for the option grant, we were issued Zenas BioPharma common stock equivalent to one percent of its shares outstanding prior to a Series A financing. On June 10, 2022, in connection with Zenas BioPharma’s exercise of the option, we entered into a license agreement with Zenas BioPharma (the “Zenas License Agreement,” and together with the Zenas Option, the “Zenas Agreements”), under which we granted Zenas BioPharma an exclusive, sublicensable license under certain patents and know-how to research, develop, manufacture, and commercialize monoclonal antibody antagonists targeting certain specific complement proteins. The Zenas Agreements were negotiated with a single commercial objective and are treated as a combined contract for accounting purposes. For the years ended December 31, 2023 and 2022, the Company recognized related party license revenue totaling $2.8 million and $6.4 million, respectively, associated with the Zenas Agreements. As of December 31, 2023, the Company recorded a related party receivable of $0.3 million, unbilled related party receivable of $0.2 million, current deferred related party revenue of $0.1 million and noncurrent deferred related party revenue of $0.7 million on its consolidated balance sheet. As of December 31, 2022, the Company recorded a related party receivable of $4.7 million, unbilled related party receivable of $0.9 million, current deferred related party revenue of $0.1 million and noncurrent deferred related party revenue of $0.8 million on its consolidated balance sheet.

The Zenas Agreements may be considered related party transactions because (i) Fairmount beneficially owns more than 5% of our common stock, has one seat on the Board of Directors and is also a 5% or greater stockholder of Zenas BioPharma and has a seat on Zenas BioPharma’s board of directors and (ii) Tellus BioVentures beneficially owns more than 5% of our common stock, has one seat on the Board of Directors and is also a 5% or greater stockholder of Zenas BioPharma and has a seat on Zenas BioPharma’s board of directors. Mr. Moulder may be deemed to beneficially own the shares held by Tellus BioVentures. Mr. Moulder also serves as Chief Executive Officer and Chairman of the board of directors of Zenas BioPharma. The Zenas Agreements were negotiated on an arm’s-length basis and are market rate transactions on terms that the Company believes are no less favorable than would have been reached with an unrelated third party.

Promissory Notes

On March 13, 2023, Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP issued promissory notes in the aggregate principal amount of $376,770 to Former Dianthus at an interest rate of 4.5% per annum. On March 15, 2023, Former Dianthus repaid principal and interest in the amount of $376,862 to Fairmount Healthcare Fund LP and Fairmount Healthcare Fund II LP in satisfaction of its obligations under the promissory notes.

Registration Rights Agreements

2023 Registration Rights Agreement

On September 11, 2023, we entered into a Registration Rights Agreement (the “2023 RRA”) with Former Dianthus and the stockholders that purchased shares of Former Dianthus in a pre-closing financing in connection with the Reverse Merger, pursuant to which, among other things, we agreed to provide for the registration and resale of certain shares of common stock that are held by such stockholders from time to time, including the shares of common stock issued in exchange for shares of common stock of Former Dianthus sold in the pre-closing financing and the shares of common stock issuable upon exercise of the pre-funded warrants of Former Dianthus assumed by us upon conversion of the pre-funded warrants sold in the Former Dianthus pre-closing financing.

Pursuant to the 2023 RRA, we agreed to prepare and file a shelf registration statement covering the resale of our common stock within 45 days of the closing of the Reverse Merger and to use our reasonable best efforts to keep such registration statement continuously effective under the Securities Act until the earlier of (a) the date that all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for us to be in compliance with the current public information requirement under Rule 144, and (b) five years after the date of the 2023 RRA. The 2023 RRA also provides that we pay certain expenses of the securityholders and indemnify the applicable securityholders against certain liabilities.

2024 Registration Rights Agreement

In connection with a private placement of common stock on January 22, 2024, we entered into the a registration rights agreement (the “2024 RRA”) with the investors in the private placement, pursuant to which, among other things, we agreed to provide for the registration and resale of certain shares of common stock that are held by such investors from time to time, including the shares of common stock issuable upon exercise of pre-funded warrants sold to investors in the private placement.

Pursuant to the 2024 RRA, we agreed to prepare and file a registration statement with the SEC no later than the second business day following the later of (i) the filing date of our Annual Report on Form 10-K for the fiscal year ending December 31, 2023 and (ii) the effectiveness date of the registration statement filed under the 2023 RRA, and to use its commercially reasonable efforts to have the registration statement declared effective within 30 days thereafter, subject to certain exceptions and specified penalties if timely effectiveness is not achieved.

We also agreed to, among other things, indemnify the investors in the private placement named in the 2024 RRA as selling stockholders, their officers, directors, agents, partners, members, managers, stockholders, affiliates, investment advisers and employees under the registration statement from certain liabilities and pay all fees and expenses (excluding any legal fees of the selling holder(s), and any underwriting discounts and selling commissions) incident to our obligations under the 2024 RRA.

Dianthus Indemnification Agreements

Prior to the closing of the Reverse Merger, Former Dianthus entered into an indemnification agreement with each of its directors and purchased directors’ and officers’ liability insurance. The indemnification agreements required Former Dianthus to indemnify its directors to the fullest extent permitted under Delaware law.

Immediately following the closing of the Reverse Merger, we entered into agreements, and in the future plan to enter into, agreements to indemnify our directors and executive officers. These agreements, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of the Board of Directors to the maximum extent allowed under Delaware law.

Review, Approval or Ratification of Transactions with Related Parties

Immediately following the closing of the Reverse Merger, the Board of Directors adopted a written policy regarding the review and approval or ratification by our Audit Committee of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships between us or any of our subsidiaries and any related person in which the aggregate amount involved since the beginning of the Company’s last completed fiscal year exceeds or is expected to exceed $100,000 and such related person has or will have a direct or indirect interest. A related person is defined to include any executive officers, directors or director nominees or beneficial owner of more than 5% of our common stock and any immediate family member of any of the foregoing persons. In determining to approve or ratify any such transaction, our Audit Committee is expected to take into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related persons interest in the transaction. Transactions involving compensation for services provided to us as an employee or director, among other limited exceptions, are deemed under the terms of the policy to have standing pre-approval by the Audit Committee but may be specifically reviewed if appropriate in light of the facts and circumstances. Any director who is a related person with respect to a transaction under review is not permitted to participate in the deliberations (other than to provide information concerning the transaction to the Audit Committee) or vote on approval of the transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2024 by:

•
each of our directors and nominees;
•
each of our named executive officers;
•
all of our current directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own greater than 5.0% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of April 1, 2024. Shares of our common stock that an individual has the right to acquire within 60 days of April 1, 2024 are deemed to be outstanding and beneficially owned by the individual for the purpose of computing the percentage ownership of that individual, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To our knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The percentage of beneficial ownership shown in the table below is based on a total of 29,348,626 shares of our common stock outstanding as of April 1, 2024.

Unless otherwise indicated, the address for each beneficial owner is c/o Dianthus Therapeutics, Inc., 7 Times Square, 43rd Floor New York, NY 10036.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
5% Stockholders:
FMR LLC (1)	4,300,945	14.65%
RA Capital Healthcare Fund, L.P. (2)	2,998,401	9.99%
BCLS Fund III Investments, L.P. (3)	2,995,398	9.99%
Entities affiliated with Avidity Partners (4)	2,955,720	9.99%
Entities affiliated with Fairmount Funds (5)	2,950,694	9.99%
Entities affiliated with Venrock Healthcare Capital Partners (6)	2,094,373	7.14%
Entities affiliated with 5AM Ventures (7)	1,682,584	5.69%
Named Executive Officers, Directors and Nominees:
Marino Garcia (8)	340,837	1.15%
Simrat Randhawa (9)	63,986	*
Ryan Savitz (10)	69,781	*
Jason Gardner, D.Phil. (11)	59,058	*
Stephen Mahoney (12)	13,111	*
Thomas Beetham (13)	7,813	*
Lisa Olson, Ph.D. (14)	10,266	*
Leon O. Moulder, Jr. (15)	1,443,245	4.92%
Paula Soteropoulos (16)	14,998	*
Tomas Kiselak (5)	2,950,694	9.99%
Jonathan Violin (17)	6,500	*
Lei Meng (18)	6,500	*
Alison F. Lawton (19)	14,426	*
Anne McGeorge (20)	12,298	*
All current executive officers, directors and nominees as a group (12 persons) (21)	4,989,079	16.56%

* Less than 1%.

(1)
Based on our records. The shares of our common stock listed in the table above are held by funds and accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.
(2)
Based on our records. Consists of 2,333,000 shares of our common stock and 665,401 shares of our common stock issuable upon the exercise of pre-funded warrants held by RA Capital Healthcare Fund, L.P. (“RACHF”). RA Capital Management, L.P. is the investment manager for RACHF. The general partner of RA Capital Management, L.P. is RA Capital Management GP, LLC, of which Peter Kolchinsky, Ph.D. and Rajeev Shah are the managing members. Each of RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the securities held by RACHF. RA Capital Management, L.P., RA Capital Management GP, LLC, Mr. Kolchinsky and Mr. Shah disclaim beneficial ownership of such securities, except to the extent of any pecuniary interest therein. Pursuant to the terms of the pre-funded warrants, RACHF may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, RACHF may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that (i) any increase in such percentage shall not be effective until 61 days after such notice is delivered to us and (ii) any such increase or decrease will apply only to the holder of each specific pre-funded warrant and not to any other holder of pre-funded warrants. The principal business address of the persons and entities listed above is 200 Berkeley Street, 18th Floor, Boston, MA 02116.
(3)
Based on our records. Consists of 2,360,059 shares of our common stock and 635,339 shares of our common stock issuable upon the exercise of pre-funded warrants held by BCLS Fund III Investments, LP (“BCLS Fund III Investments”), which reflects the BCLS Beneficial Ownership Blocker (as defined below). Bain Capital Life Sciences Investors, LLC (“BCLSI”) is the manager of Bain Capital Life Sciences III General Partner, LLC, which is the general partner of Bain Capital Life Sciences Fund III, L.P., which is the managing member of BCLS Fund III Investments GP, LLC, which is the general partner of BCLS Fund III Investments. As a result, BCLSI may be deemed to share voting and dispositive power with respect to the securities held by BCLS Fund III Investments. Pursuant to the terms of the pre-funded warrants, BCLS Fund III Investments may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants (the “BCLS Beneficial Ownership Blocker”). However, BCLS Fund III Investments may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that (i) any increase in such percentage shall not be effective until 61 days after such notice is delivered to us and (ii) any such increase or decrease will apply only to the holder of each specific pre-funded warrant and not to any other holder of pre-funded warrants. The principal business address of BCLS Fund III Investments is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, MA 02116.
(4)
Based on our records. Consists of (i) 1,573,625 shares of our common stock and 140,136 shares of our common stock issuable upon the exercise of pre-funded warrants held by Avidity Private Master Fund I LP (“APMF”), (ii) 1,082,525 shares of our common stock and 98,030 shares of our common stock issuable upon the exercise of pre-funded warrants held by Avidity Master Fund LP (“AMF”) and (iii) 61,404 shares of our common stock held by Avidity Capital Fund II LP (“ACF,” and, together with APMF and AMF, the “Avidity Funds”). The general partner of each of the Avidity Funds is Avidity Capital Partners Fund (GP) LP, whose general partner is Avidity Capital Partners (GP) LLC. Avidity Partners Management LP is the investment manager of each of the Avidity Funds. Avidity Partners Management (GP) LLC is the general partner of Avidity Partners Management LP. David Witzke and Michael Gregory are the managing members of Avidity Capital Partners (GP) LLC and Avidity Partners Management (GP) LLC. Mr. Witzke and Mr. Gregory may be deemed to have shared voting and investment power over the shares held by each of the Avidity Funds. Each of Mr. Witzke and Mr. Gregory disclaim beneficial ownership of such shares, except to the extent of his respective pecuniary interest therein. Pursuant to the terms of the pre-funded warrants, each of APMF and AMF may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, each of APMF and AMF may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that (i) any increase in such percentage shall not be effective until 61 days after such notice is delivered to us and (ii) any such increase or decrease will apply only to the holder of each specific pre-funded warrant and not to any other holder of pre-funded warrants. The principal business address of each of the foregoing persons is 2828 N. Harwood Street, Suite 1220, Dallas, TX 75201.

(5)
Based on a Schedule 13D/A filed on April 1, 2024 and our records. Consists of (i) 62,146 shares of our common stock held by Fairmount SPV III, LLC (“Fairmount SPV”), (ii) 58,857 shares of our common stock held by Fairmount Healthcare Fund L.P. (“Fairmount HF”), (iii) 2,641,834 shares of our common stock and 181,357 shares of our common stock issuable upon the exercise of pre-funded warrants held by Fairmount Healthcare Fund II L.P. (“Fairmount HF II,” and, together with Fairmount SPV and Fairmount HF, the “Fairmount Funds”) and (iv) options to purchase 6,500 shares of our common stock that are exercisable within 60 days of April 1, 2024 by Mr. Kiselak. Mr. Kiselak is required, to the extent that he elects to exercise any stock options, to transfer, assign and pledge the shares received to Fairmount Funds Management LLC (“Fairmount”). Fairmount is the Class A Member of Fairmount SPV. Fairmount has voting and dispositive power over the shares held by Fairmount Funds. Fairmount is the investment manager for Fairmount HF and Fairmount HF II and is the Class A Member for Fairmount SPV. The general partner of Fairmount is Fairmount Funds Management GP LLC (“Fairmount GP”), of which Peter Harwin and Tomas Kiselak are the managing members. Fairmount, Fairmount GP, Mr. Harwin, and Mr. Kiselak disclaim beneficial ownership of any of the reported securities, except to the extent of their pecuniary interest therein. Pursuant to the terms of the pre-funded warrants, Fairmount HF II may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, Fairmount HF II may increase or decrease such percentage to any other percentage not in excess of 19.99%, provided that (i) any increase in such percentage shall not be effective until 61 days after such notice is delivered to us and (ii) any such increase or decrease will apply only to the holder of each specific pre-funded warrant and not to any other holder of pre-funded warrants. The principal business address of each of the foregoing entities or persons is 200 Barr Harbor Drive, Suite 400, West Conshohocken, Pennsylvania 19428.
(6)
Based on our records. Consists of (i) 1,919,424 shares of our common stock held by Venrock Healthcare Capital Partners EG, L.P. (“VHCP EG”), (ii) 159,048 shares of our common stock held by Venrock Healthcare Capital Partners III, L.P. (“VHCP III”) and (iii) 15,901 shares of our common stock held by VHCP Co-Investment Holdings III, LLC (“VCHP Co-III” and, together with VHCP EG and VHCP III, the “Venrock Funds”). VHCP Management EG, LLC (“VHCPM EG”) is the sole general partner of VHCP EG. VHCP Management III, LLC (“VHCPM III”) is the sole general partner of VHCP III and the sole manager of VHCP Co-III. Dr. Bong Koh and Nimish Shah are the voting members of VHCPM III and VHCPM EG. The principal business address of each of the foregoing persons is 7 Bryant Park, 23rd Floor, New York, New York 10018.
(7)
Based on our records. Consists of (i) 430,776 shares of our common stock and 52,580 shares of our common stock issuable upon the exercise of pre-funded warrants held by 5AM Opportunities II, L.P. (“5AM Opportunities”) and (ii) 1,041,488 shares of our common stock and 157,740 shares of our common stock issuable upon the exercise of pre-funded warrants held by 5AM Ventures VII, L.P. (“5AM Ventures VII” and, together with 5AM Opportunities, the “5AM Stockholders”). 5AM Partners VII, LLC (“Ventures GP”) is the sole general partner of 5AM Ventures VII and may be deemed to have sole investment and voting power over the shares held by 5AM Ventures VII. 5AM Opportunities II (GP), LLC (“Opportunities GP”) is the sole general partner of 5AM Opportunities and may be deemed to have sole investment and voting power over the shares held by 5AM Opportunities. Andrew Schwab and Kush Parmar are the managing members of each of Ventures GP and Opportunities GP and may be deemed to share voting and dispositive power over the shares held by 5AM Ventures VII and 5AM Opportunities. Each of Ventures GP, Opportunities GP, Kush Parmar and Andrew Schwab disclaims beneficial ownership of such shares, except to the extent of his respective pecuniary interest therein. Pursuant to the terms of the pre-funded warrants, each of the 5AM Stockholders may not exercise any portion of any pre-funded warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 9.9999% of the number of shares of our common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, each of the 5AM Stockholders may increase or decrease such percentage to any other percentage not in excess of 9.9999%, provided that (i) any increase in such percentage shall not be effective until 61 days after such notice is delivered to us and (ii) any such increase or decrease will apply only to the holder of each specific pre-funded warrant and not to any other holder of pre-funded warrants. The address of each of the foregoing persons is c/o 5AM Ventures, 501 2nd Street, Suite 350, San Francisco, CA 94107.
(8)
Consists of options to purchase 340,837 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(9)
Consists of (i) 4,000 shares of our common stock and (ii) options to purchase 59,986 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(10)
Consists of options to purchase 69,781 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(11)
Based on our records. Consists of (i) 18,304 shares of our common stock held by Dr. Gardner, (ii) 18,311 shares of our common stock held by the J.P. Gardner Irrevocable Trust and (iii) 22,443 shares of our common stock held by P.S. Gardner Irrevocable Trust.
(12)
Based on our records. Consists of (i) 1,079 shares of our common stock and (ii) options to purchase 12,032 shares of our common stock that are exercisable within 60 days of April 1, 2024.

(13)
Based on our records. Consists of options to purchase 7,813 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(14)
Based on our records. Consists of (i) 891 shares of our common stock and (ii) options to purchase 9,375 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(15)
Based on our records. Consists of (i) 1,436,745 shares of our common stock held by Tellus BioVentures and (ii) options to purchase 6,500 shares of our common stock that are exercisable within 60 days of April 1, 2024. Leon O. Moulder, Jr. may be deemed to have sole voting and dispositive power over the shares held by Tellus BioVentures. Mr. Moulder disclaims beneficial ownership of such shares, except to the extent of his pecuniary interest therein. The principal business address of Tellus BioVentures and Mr. Moulder is 10520 Trevi Isle Way, Miromar Lakes, FL 33913.
(16)
Consists of options to purchase 14,998 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(17)
Consists of options to purchase 6,500 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(18)
Consists of options to purchase 6,500 shares of our common stock that are exercisable within 60 days of April 1, 2024. Ms. Meng is required, to the extent that she elects to exercise any stock options, to transfer, assign and pledge the shares received to Avidity Partners.
(19)
Consists of options to purchase 14,426 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(20)
Consists of options to purchase 12,298 shares of our common stock that are exercisable within 60 days of April 1, 2024.
(21)
Consists of (i) 4,203,582 shares of our common stock, (ii) 181,357 shares of our common stock issuable upon the exercise of pre-funded warrants and (iii) options to purchase 604,140 shares of our common stock that are exercisable within 60 days of April 1, 2024.

INFORMATION ABOUT OUR INDEPENDENT ACCOUNTANTS

Deloitte & Touche LLP (“Deloitte”) has served as our independent auditor for the year ended December 31, 2023 (on or after October 19, 2023 (the “Effective Date”)). KPMG LLP (“KPMG”) served as our independent auditor prior to the Effective Date. The following is a summary of the audit fees billed and expected to be billed to the Company by Deloitte and KPMG for the fiscal year ended December 31, 2023 and 2022, respectively, and the fees billed to the Company by Deloitte and KPMG for all other services rendered during the fiscal year ended December 31, 2023 and 2022, respectively.

The following fees were paid during the years ended December 31, 2023 and 2022:

	2023	2022
Audit fees (1)	$1,626,008	$521,324
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	—	—
Total fees	$1,626,008	$521,324
(1)
Audit fees consist of fees for the audit of our annual financial statements in our annual report on Form 10-K and the review of our interim financial statements included in our quarterly reports on Form 10-Q. Audit fees also include related services related to the Reverse Merger and subsequent registration statements.
(2)
There were no fees billed for audit-related services.
(3)
There were no fees billed for tax compliance, tax advice and tax planning services.
(4)
There were no fees billed for other services.

Dismissal of Independent Registered Public Accounting Firm

On September 11, 2023, following the completion of the Reverse Merger, KPMG was dismissed as the independent registered public accounting firm of the Company. The decision to dismiss KPMG was approved by the Audit Committee of the Board of Directors.

The reports of KPMG on the consolidated financial statements of the Company for the fiscal year ended December 31, 2022 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years and the subsequent period from January 1, 2023 to September 11, 2023, there were (i) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of KPMG, would have caused it to make reference to the subject matter of the disagreement in connection with its report and (ii) no reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

The Company provided KPMG with a copy of the disclosures made in this section and requested KPMG to furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company and, if not, stating the respects in which it does not agree. A copy of KPMG’s letter to the SEC dated September 12, 2023 regarding these statements was filed as Exhibit 16.1 to the Company’s Current Report on Form 8-K filed on September 12, 2023.

Appointment of New Independent Registered Public Accounting Firm

On September 11, 2023, following the completion of the Reverse Merger, the Audit Committee approved the appointment of Deloitte as the independent registered public accounting firm of the Company. The Company’s engagement of Deloitte was subject to completion of Deloitte’s standard client acceptance procedures and execution of an engagement letter, which was fully executed by the Company on October 19, 2023.

During the fiscal years ended December 31, 2023 and 2022, neither the Company, nor anyone on its behalf, consulted Deloitte regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by Deloitte that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Committee Pre-Approval Policy and Procedures

Our Board of Directors has adopted and our Audit Committee has ratified policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During our 2022 and 2023 fiscal years, no services were provided to us by KPMG LLP or Deloitte & Touche LLP other than in accordance with the pre-approval policies and procedures described above.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is appointed by our Board of Directors to assist our Board of Directors in fulfilling its oversight responsibilities with respect to (1) the integrity of Dianthus’ financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of Dianthus’ independent registered public accounting firm, (3) the performance of Dianthus’ internal audit function, if any, and (4) other matters as set forth in the charter of the Audit Committee approved by our Board of Directors.

Management is responsible for the preparation of Dianthus’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Dianthus’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements of Dianthus for the fiscal year ended December 31, 2023. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee received written disclosures and the letter from the independent registered public accounting firm regarding its communications with the Audit Committee concerning its independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements of Dianthus be included in Dianthus’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 that was filed with the SEC. The information contained in this report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act or (4) subject to the liabilities of Section 18 of the Exchange Act. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act, except to the extent that we specifically incorporate it by reference into such filing.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF DIANTHUS THERAPEUTICS, INC.

Anne McGeorge, Chair
Alison F. Lawton
Paula Soteropoulos

April 11, 2024

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Our Board of Directors has nominated Alison F. Lawton and Leon O. Moulder, Jr. for election as Class III directors at the Annual Meeting to serve until the 2027 annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier resignation or removal. Each of Ms. Lawton and Mr. Moulder was designated to serve on the Board pursuant to the Merger Agreement as a Company Designee and Former Dianthus Designee, respectively. Each of the nominees have consented to serve as our directors if elected. If the nominees become unable or, for good cause, unwilling to serve, however, the proxies may be voted for a substitute nominee selected by our Board of Directors, or the Board of Directors may decrease the size of the class and Board.

Vote Required

The nominees for Class III director who receive the highest number of votes cast on this proposal (also known as a plurality of the votes cast) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Broker non-votes (if any) and votes that are withheld will not be counted as votes cast on the matter and will have no effect on the outcome of the election. Stockholders do not have cumulative voting rights for the election of directors.

OUR BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE AS CLASS III DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 2 - ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act, Dianthus’s stockholders are being asked to cast a non-binding, advisory vote to approve the compensation of our named executive officers (our “Named Executive Officers” or “NEOs”) identified in the “Executive Compensation” section of this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement.

Details concerning how we implement our compensation philosophy and structure our plans to meet the objectives of our compensation program are provided in the section titled “Executive Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Dianthus' performance. This say-on-pay vote is merely advisory and will not be binding upon Dianthus, our Board or our Compensation Committee, nor will it create or imply any change in the duties of Dianthus, our Board or our Compensation Committee with respect to our executive compensation plans, programs or practices. Our Compensation Committee will, however, take into account the outcome of this vote when considering future executive compensation decisions. Our Board values constructive dialogue on executive compensation and other significant governance topics with Dianthus' stockholders and encourages all stockholders to vote their shares on this important matter.

Under the Company’s current policy of providing for annual advisory votes on executive compensation, we expect that our next advisory vote to approve NEO compensation will occur at our 2025 annual meeting of stockholders.

Vote Required

Approval on an advisory, non-binding basis of the compensation of our NEOs requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal. As an advisory vote, the proposal to approve the compensation of our NEOs is not binding upon us. However, our Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board, value the opinions expressed by our stockholders and will consider the results of the vote when making future compensation decisions.

OUR BOARD RECOMMENDS A VOTE "FOR," ON AN ADVISORY NON- BINDING BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 3 - ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES

ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, we are providing stockholders with an opportunity to vote, on a non-binding advisory basis, on whether they would prefer to hold an advisory vote on named executive officer compensation every one, two or three years. This vote on the frequency of “say-on-pay” votes must be held at least once every six years. We expect to hold our next advisory vote on the frequency of holding future advisory votes on executive compensation at our 2030 annual meeting of stockholders.

Dianthus' stockholders will have the opportunity to specify one of four choices for this proposal on the proxy card: (1) every ONE YEAR; (2) every TWO YEARS; (3) every THREE YEARS; or (4) ABSTAIN. Stockholders are not voting to approve or disapprove of the Board’s recommendation. Rather, stockholders are being asked to express their preference regarding the frequency of future advisory votes to approve named executive officer compensation. If none of the frequency options receives majority support, the option receiving the greatest number of votes cast will be considered the frequency recommended by the Company’s stockholders.

This advisory resolution is non-binding on our Board. The Board and the Compensation Committee value the opinions of our stockholders on this matter and will consider the alternative that receives the greatest number of votes as the frequency preferred by stockholders, even if that alternative does not receive the support of a majority of the votes cast. Notwithstanding the Board’s recommendation and the outcome of the stockholder vote, the Board may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Vote Required

Approval on an advisory, non-binding basis of this proposal requires the affirmative vote of a majority of the votes cast on this proposal. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal.

OUR BOARD RECOMMENDS A VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY “ONE YEAR,” AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED FOR EVERY “ONE YEAR” UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 4 - AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED DIANTHUS THERAPEUTICS, INC. STOCK OPTION AND INCENTIVE PLAN

The Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan originally became effective on June 19, 2018 as the Magenta Therapeutics, Inc. 2018 Stock Option and Incentive Plan, and was amended and restated in September 2023 in connection with the completion of the Reverse Merger with Former Dianthus, and renamed the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “Current Plan”). The Board of Directors has determined that it is in the best interests of us and our stockholders to seek stockholder approval of an amendment and restatement to our Current Plan, which we refer to as the “Amended Plan”. On March 14, 2024, the Board adopted the Amended Plan, subject to stockholder approval. If the proposed Amended Plan is not approved, the Current Plan will remain as-is.

Key Changes from the Current Plan

The Amended Plan provides for the following key changes from the Current Plan:

•
provide for an increase in the number of shares of common stock reserved for issuance thereunder by 2,931,820 shares (the “Share Increase”);
•
increase the Evergreen Provision (as described below) from 4% to 5% of issued and outstanding shares of common stock on December 31 of the preceding calendar year; and
•
extend the expiration date until March 14, 2034.

Reasons for the Amended Plan

The purpose of the Amended Plan is to closely align the economic interests of our employees, officers, non-employee directors, and other service providers with our stockholders by providing equity-based compensation. The Amended Plan allows us the flexibility to design and implement competitive incentive compensation programs in lieu of cash replacement alternatives. We believe that offering equity-based incentives tied to our performance will attract, retain and motivate highly skilled personnel to achieve our long-term strategic goals. If this proposal is not approved, then we would be at a disadvantage in the highly competitive biotech industry against our competitors for recruiting, retaining and motivating individuals critical to our success and could be forced to increase cash compensation, thereby reducing resources available to meet our business needs.

In addition to the financing we completed in connection with the Reverse Merger, in January 2024, we successfully completed a private financing with new and existing investors in which we issued an aggregate of 14,500,500 shares of common stock and pre-funded warrants to purchase an aggregate of 4,666,332 shares of common stock, for an aggregate purchase price of approximately $230 million (the “January Financing”). As a result of the January Financing, the number of our outstanding shares almost doubled even without taking into account the additional shares issuable upon exercise of the pre-funded warrants, resulting in significant dilution to our share reserve under the Current Plan and to the outstanding equity held by our current employees. Due to the effects of the Reverse Merger and the concurrent private financing, as well as the subsequent January Financing, our existing share reserve under the Current Plan is significantly inadequate to allow us to continue to motivate our employees, recruit new employees, and support our future growth.

In determining the amount of the proposed Share Increase, including the proposed increase to the Evergreen Provision, we targeted the number of shares that both appropriately manages dilution and overhang while ensuring we will have sufficient shares to compensate our employees at market competitive levels for the foreseeable future during a period of rapid growth with the initiation of multiple Phase 2 clinical trials this year with our lead clinical program, DNTH103, and to support our growth in future years as we seek to continue development of DNTH103 in later stage trials and expand our pipeline. Additionally, our independent compensation consultant, Alpine Rewards, has conducted a review and found that an increase to a 5% Evergreen Provision aligns with the most prevalent practice among our peers, and is aligned with the 50th percentile.

Overhang

In connection with our equity-based compensation programs, we are committed to using equity incentive awards prudently and within reasonable limits. Accordingly, our Board of Directors closely monitors our issued and total “overhang" of equity plan shares as compared to market data, with a target of total overhang at approximately the 50th percentile of our peer group. Issued overhang is calculated as all issued equity under our equity compensation plans and arrangements as a percentage of the sum of our total issued and outstanding shares. Total overhang is calculated as (i) the number of shares subject to outstanding equity awards, plus the number of shares remaining available for future awards under the equity compensation plans (other than pursuant to our 2019 Employee Stock Purchase Plan (“ESPP”)), divided by (ii) the total shares of common stock issued and outstanding. As of April 1, 2024, our issued overhang was 11.0% and our total overhang was 12.1%.

Information regarding shares available for future awards and outstanding options and full-value awards under the Current Plan, our 2016 Stock Option and Grant Plan (the “2016 Plan”), the 2019 Stock Plan assumed in the Reverse Merger (the “2019 Plan”), our Equity Inducement Plan (the “Inducement Plan”) and non-plan inducement awards as of April 1, 2024 is set forth below:

	Current Plan	Inducement Plan & Inducement Awards	2016 Plan	2019 Plan
Number of shares available for future awards	171,590	144,000	—	—
Number of shares subject to outstanding options	1,567,825	252,000	3,866	1,399,747
Weighted average remaining term of outstanding options	9.4 years	9.9 years	3.0 years	8.1 years
Weighted average exercise price of outstanding options	$18.37	$22.22	$89.01	$8.81
Number of shares subject to outstanding full-value awards	—	—	—	—

In addition, 99,578 shares of common stock remain available for issuance under our ESPP. The closing price of the common stock on April 1, 2024 was $29.72, and the total shares of common stock issued and outstanding was 29,348,626.

Based on market data and an analysis provided by Alpine Rewards, without the Share Increase, our issued overhang (11.0%) and total overhang (12.1%) are below the 25th percentile of the issued overhang (13.1%) and the total overhang (19.9%) of our peer group of companies approved by our Board of Directors in June 2023. This is significantly lower that our compensation philosophy to target approximately the 50th percentile of our peer group. If the Amended Plan is approved, our total overhang would increase to 22.0%, which approximates the 50th percentile of our peer group of 21.6%.

Summary Description of the Amended Plan

The following is a summary of the principal provisions of the Amended Plan. This summary, however, does not purport to be a complete description of all of the provisions of the Amended Plan and is qualified in its entirety by reference to the full text of the Amended Plan which is attached as Annex A to this proxy statement.

Share Reserve. As of April 1, 2024, the number of shares of common stock remaining available for issuance under the Current Plan was 1,739,415 shares, which includes (a) 171,590 shares of common stock remaining available for issuance under the Current Plan for future awards, and (b) 1,567,825 shares of common stock subject to outstanding options under the Current Plan. The Evergreen Provision currently provides that the number of shares reserved for issuance under the Current Plan automatically increases on each January 1 by 4% of the number of issued and outstanding shares of common stock on December 31 of the preceding calendar year, through January 1, 2028, unless our Board of Directors determines to increase the share pool by a smaller number of shares.

Subject to stockholder approval of the Amended Plan, an aggregate of 4,671,235 shares will be available for grant and issuance under the Amended Plan, less any shares that are issued under the Current Plan after April 1, 2024 until on or prior to the date of the Annual Meeting, which includes the sum of: (a) 171,590 shares of common stock remaining available for issuance under the Current Plan for future awards, (b) 1,567,825 shares of common stock subject to outstanding options under the Current Plan, and (c) 2,931,820 shares of common stock added to the available shares for future awards as a result of the Share Increase in the Amended Plan. Shares underlying any awards under the 2016 Plan, the 2019 Plan, or the Amended Plan that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated other than by exercise will be added back to the shares available for grant or issuance under the Amended Plan.

In addition, the Evergreen Provision under the Amended Plan provides for an automatic increase in the number of shares reserved for issuance thereunder on January 1 of each year from 2025 through 2028 equal to (a) 5.0% of the aggregate number of issued and outstanding shares of common stock on December 31 of the immediately preceding year, or (b) a lesser amount as approved by the Board of Directors each year.

Plan Limits. No more than 6,436,194 shares will be issued pursuant to the exercise of ISOs (as defined below). Further, the aggregate value of all compensation (cash and equity-based) to be granted or paid in each fiscal year to each non-employee member of the Board of Directors for service as a non-employee director will not exceed $800,000 in total value, with the value of any equity awards calculated based on the grant date fair value of such awards for financial reporting purposes.

Administration. The Amended Plan is administered by the Compensation Committee, all of the members of which are independent directors, or by the Board of Directors (as applicable, the “Plan Administrator”). The Plan Administrator has, among others, the authority to make awards under the Amended Plan, to determine and modify the terms of awards under the Amended Plan, including to accelerate vesting or exercisability, to interpret the Amended Plan and any award, to make all determinations it deems advisable for the administration of the Amended Plan, and to otherwise supervise the administration of the Amended Plan.

Eligibility. The Amended Plan provides for the grant of awards to our eligible full or part time officers and other employees, non-employee directors and consultants. As of April 1, 2024, approximately fifty-seven employees (including five officers) and seven non-employee directors would be eligible for awards under the Amended Plan. Although consultants are eligible for awards under the Amended Plan, we generally do not award equity to consultants and do not currently intend to do so.

Award Types. The Amended Plan provides for the grant of awards in the form of stock options, stock appreciate rights (“SARs”), restricted stock awards (“RSAs"), restricted stock units (“RSUs”), unrestricted stock awards (“USAs”), cash-based awards, and dividend equivalent rights.

•
Stock Options. A stock option is a right to purchase a share of common stock, subject to conditions set forth in the terms of an award agreement as determined by the Plan Administrator. Stock options may be incentive stock options (“ISOs”) under Section 422 of the Code or non-qualified stock options (“NQSOs”). The exercise price of stock options must not be less than 100% of the fair market value of the common stock on the date of grant (or, for ISOs granted to a 10% stockholder, no less than 110% of fair market value). The maximum term of options granted under the Amended Plan is ten years (or, for ISOs granted to a 10% stockholder, five years).
•
Stock Appreciation Rights. SARs entitles the participant to receive shares of common stock having a value equal to the excess of the fair market value of the common stock on the date of exercise, over the exercise price of the SAR, multiplied by the number of shares with respect to which the SAR shall have been exercised. The exercise price of an SAR must not be less than the fair market value of the common stock on the date of grant, and the maximum term of an SAR is 10 years. SARs shall be subject to the terms and conditions as determined on the date of grant by the Plan Administrator.
•
Restricted Stock Awards. An RSA is a grant of shares of common stock subject to restrictions and condition as the Plan Administrator may determine at the time of grant, and shall vest based on time, and/or the attainment of pre-established performance goals, objectives or other conditions as established by the Plan Administrator. Dividends payable with respect to an RSA will accrue and will not be paid until and to the extent the restrictions of the underlying shares lapse.
•
Restricted Stock Units. RSUs represent the right to receive shares of common stock upon the satisfaction of such restrictions and conditions at the time of grant as determined by the Plan Administrator.
•
Unrestricted Stock Awards. Unrestricted stock awards represent the right to receive shares of common stock free of any restrictions under the Amended Plan.
•
Cash-Based Awards. Cash-based awards entitle the participant to a payment in cash upon the attainment of specified performance goals, subject to the terms and conditions determined by the Plan Administrator.
•
Dividend Equivalent Rights. Dividend equivalent rights entitle the participant to receive credits based on cash dividends that would have been paid on the shares of common stock specified in the dividend equivalent right if such shares had been issued to the participant. A dividend equivalent right may be granted as a component of an award of RSUs or as a freestanding award, and may be settled in cash or shares of common stock, as specified in an award agreement. Dividend equivalent rights granted as a component of another award will be subject to the same restrictions, forfeiture provisions or vesting conditions as such other award.

Capitalization Adjustments. In the event of certain changes in the capitalization of the Company, including as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the our capital stock, the outstanding shares of common stock are changed, converted, or exchanged for a different number or kind of our shares or other securities or that of a successor entity in connection with a merger or consolidation or sale of all or substantially all of our assets, the Plan Administrator will make an appropriate or proportionate adjustment in (i) the share reserve and the maximum number of shares that may be issued in the form of ISOs, (ii) the number and kind of shares subject to any outstanding awards, (iii) the repurchase price, if any, of outstanding RSAs, and (iv) the exercise price of stock options and SARs.

Sale Event. Upon the occurrence of a Sale Event, awards under the Amended Plan by assumed, continued or substituted for; however, if assumption, continuation or substitution is not provided, then (i) stock options and SARs will become fully exercisable, (ii) all other awards with time-based vesting conditions or restrictions will become fully vested and nonforfeitable, and (iii) all awards subject to performance goals will become vested and nonforfeitable in the Plan Administrator’s discretion or as specified in the applicable award agreement.

Repricing. The Plan Administrator is authorized under the Amended Plan to exercise its discretion to reduce the exercise price of outstanding stock options or SARs or to effect the repricing of such awards through cancellation or re-grants.

Transferability. Awards granted under the Amended Plan may not be transferred in any manner other than by will, by the laws of descent and distribution, pursuant to a domestic relations order, or to a family member as approved by the Plan Administrator. Unless otherwise permitted by the Plan Administrator, awards may be exercised during the lifetime of a participant only by the participant or by the participant's legal representative or guardian in the event of a participant's incapacity.

Clawback Policy. Awards granted under the Amended Plan are subject to recoupment in accordance with our clawback policy, or as specified by the Administrator in an award agreement.

Expiration Date. The Current Plan is set to expire on June 6, 2028. The Amended Plan extends the expiration date to March 14, 2034, and no ISOs may be granted after March 14, 2034. The Evergreen Provision, however, is not extended in the Amended Plan and will continue to expire on January 1, 2028.

Amendment and Termination. The Board of Directors may amend or discontinue the Amended Plan at any time, except that amendments which that require stockholder approval shall be subject to approval of our stockholders.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax consequences applicable to awards granted under the Amended Plan based on federal income tax laws in effect on the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to a particular participant. The summary does not discuss the tax laws of any state, municipality, or foreign jurisdiction, or the gift, estate, excise, payroll, or other tax laws other than federal income tax law. This summary does not discuss the impact of Section 280G of the Code governing parachute payments or Section 409A of the Code governing nonqualified deferred compensation plans. The following is not intended or written to be used, and cannot be used, for the purposes of avoiding taxpayer penalties. Because circumstances may vary, we advise all participants to consult their own tax advisors under all circumstances.

Stock Options and Stock Appreciation Rights. A recipient of a stock option or SAR will not recognize taxable income upon the grant of those awards. For NSOs and SARs, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized upon any later disposition of the shares generally will be a capital gain or loss. The acquisition of shares upon exercise of an ISO will not result in any taxable income to the participant, except, possibly, for purposes of the alternative minimum tax. The gain or loss recognized by the participant on a later sale or other disposition of such shares will either be long-term capital gain or loss or ordinary income, depending upon whether the participant holds the shares for the legally required period (i.e., more than two years from the date of grant and more than one year from the date of exercise). If the shares are not held for the legally required period, the participant will incur a disqualifying disposition and recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sales price and the exercise price. Any additional gain recognized on the sale generally will be short-term or long-term capital gain. Different and complex rules may apply to stock options that are early exercisable, and we encourage participants holding such any such awards to seek the advice of their own tax counsel.

Restricted Stock Awards. For RSAs, unless vested or the recipient elects under Section 83(b) of the Code to be taxed at the time of grant or purchase, the recipient will not have taxable income upon the grant, but will recognize ordinary income upon vesting equal to the fair market value of the shares at the time of vesting less the amount paid for such shares (if any). Any gain or loss recognized upon any later disposition of the shares will be treated as a long-term capital gain or loss if the recipient held the shares for more than one year, and a short-term capital gain or loss if the recipient held the shares for one year or less.

Restricted Stock Units. A holder of an RSU does not recognize taxable income when the RSU is granted. When vested RSUs (and dividend equivalents, if any) are settled and distributed, the participant will recognize ordinary income equal to the fair market value of shares received less the amount paid for such stock units (if any).

Unrestricted Stock Awards. The recipient of an unrestricted stock award will recognize ordinary income upon grant equal to the difference between the fair market value of such unrestricted stock on the grant date less the amount, if any, the grantee paid for such stock. The recipient's basis in such unrestricted stock award will generally be equal to the fair market value of the shares on the date of grant. Any gain or loss realized by the grantee upon a subsequent disposition of such unrestricted stock will be treated as a long-term capital gain or loss if the recipient held the shares for more than one year, and a short-term capital gain or loss if the recipient held the shares for one year or less.

Cash-Based Awards. A recipient of a cash-based award generally will recognize ordinary income upon the payment of cash in an amount equal to the cash.

Dividend Equivalent Rights. No taxable income is recognized upon receipt of a right to dividend or dividend equivalents. The recipient will recognize ordinary income in the year in which a dividend or distribution, whether in cash or common stock is paid to the recipient. The amount of that income will be equal to the fair market value of the cash or common stock received, and the recipient will be required to satisfy the tax withholding requirements applicable to such income.

Impact of Section 162(m). Section 162(m) of the Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers. While our compensation committee may consider the deductibility of awards as one factor in determining executive compensation, our compensation committee also looks at other factors in making its decisions and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by us for tax purposes.

New Plan Benefits

As described above, all future grants, including the identification of grant recipients and the sizes and types of grants, will be determined by the Plan Administrator in its discretion, and no arrangements have been made at this time with respect to the shares reserved for issuance under the Amended Plan. Therefore, the amount of future awards under the Amended Plan is not yet determinable, and it is not possible to predict the benefits or amounts that will be received by, or allocated to, particular individuals or groups of employees or participants.

Past Stock Options Granted Under the Current Plan

No awards made prior to the date of the Annual Meeting were granted subject to stockholder approval of the Amended Plan. The following table sets forth information with respect to awards that have been granted under the Current Plan to the NEOs, the director nominees, recipients of more than 5% of all awards under the Current Plan, and the specified groups set forth below as of April 1, 2024, in each case, after giving effect for the 1-for-16 reverse stock split and exchange ratio, as applicable, in connection with the Reverse Merger. No associates of any director, executive officer or director nominee have received any Awards under the Current Plan.

Name and Position	Number of Options
Marino Garcia, President and Chief Executive Officer	275,000
Ryan Savitz, Chief Financial Officer, Chief Business Officer and Treasurer	120,000
Simrat Randhawa, M.D., Chief Medical Officer	120,000
Jason Gardner, D.Phil., Former President and Chief Executive Officer	76,276
Stephen Mahoney, Former President, Chief Financial and Operating Officer	47,345
Thomas Beetham, Former Chief Legal Officer	25,001
Lisa Olson, Ph.D., Former Chief Scientific Officer	27,815
Alison F. Lawton	11,161
Leon O. Moulder, Jr.	6,500
All current executive officers as a group (five persons)	705,000
All current non-employee directors as a group (seven persons)	55,959
All current employees, including all current officers who are not executive officers, as a group	756,950

SEC Registration

We intend to file with the SEC a registration statement on Form S-8 covering the new shares reserved for issuance under the Amended Plan during the second or third quarter of 2024.

Equity Compensation Plan Information

The following table sets forth information as of December 31, 2023 regarding shares of common stock that may be used under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders (1)	1,653,475	(2)	10.57	(2)	879,461	(3)(4)
Equity compensation plans not approved by security holders	96,000		11.27		—
Total	1,749,475		10.61		879,461

(1)
Consists of the Current Plan, 2019 Plan, the 2016 Plan, and the ESPP.
(2)
Consists of shares issuable upon the exercise of outstanding options under the Current Plan, the 2019 Plan, and the 2016 Plan and the weighted-average exercise price of such options. These amounts do not include purchase rights under the ESPP because the purchase rights (and therefore the number of shares to be purchased) will not be determined until the end of any purchase period.
(3)
As of December 31, 2023, there were 879,461 shares available for grant under the Current Plan, no shares available under the 2016 Plan or the 2019 Plan, and 37,078 shares available for purchase under the ESPP.
(4)
The Current Plan has an evergreen provision whereby the number of shares of common stock reserved and available for issuance under the Current Plan is subject to an automatic annual increase on each January 1 by an amount equal to 4% of the number of shares of common stock issued and outstanding on the immediately preceding December 31 or such lesser number of shares of common stock as determined by the Plan Administrator. Accordingly, on January 1, 2024, the number of shares of common stock reserved and available for issuance under the Current Plan increased by 592,707 shares. The number in column (c) does not include such shares. The ESPP has an evergreen provision whereby the number of shares of common stock reserved and available for purchase under the ESPP is subject to an automatic increase on each January 1, beginning in 2020, by the lesser of (i) 1% of the number of shares of common stock issued and outstanding on the immediately preceding December 31, (ii) 62,500 shares and (iii) such number of shares as determined by the Administrator (as defined in the ESPP). Accordingly, on January 1, 2024, the number of shares of common stock reserved and available for issuance under the ESPP increased by 62,500. The number in column (c) does not include such shares.
(5)
Consists of shares of common stock underlying outstanding inducement awards granted outside of any of our shareholder-approved equity compensation plans in accordance with Nasdaq Listing Rule 5635(c)(4).

Vote Required

The affirmative vote of a majority of the votes cast on this proposal is required to approve the Amended Plan. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDED PLAN, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

PROPOSAL NO. 5 – RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our stockholders are being asked to ratify the appointment by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Deloitte & Touche has served as our independent registered public accounting firm since 2023.

The Audit Committee is solely responsible for selecting our independent registered public accounting firm for the fiscal year ending December 31, 2024. Stockholder approval is not required to appoint Deloitte & Touche LLP as our independent registered public accounting firm. However, our Board of Directors believes that submitting the appointment of Deloitte & Touche LLP to our stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Dianthus and its stockholders.

A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from our stockholders.

Vote Required

The affirmative vote of a majority of the votes cast for this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions and broker non-votes (if any) will not be counted as votes cast on the matter and will have no effect on the outcome of the proposal.

OUR BOARD RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR NEXT YEAR'S ANNUAL MEETING

A stockholder who would like to submit a proposal for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than the close of business (6:00 p.m. Eastern Time) on December 12, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2025 Annual Meeting of Stockholders. These proposals should be addressed to 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary and must comply with Rule 14a-8 of the Exchange Act. The submission of a stockholder proposal does not guarantee that it will be included in the proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board of Directors or present a proposal for other business (other than pursuant to Rule 14a-8 of the Exchange Act) at our annual meetings, our By-laws establish an advance notice procedure for such nominations and proposals. The required stockholder’s notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which on which public announcement of the date of such meeting is first made. For director nominations or stockholder proposals (other than pursuant to Rule 14a-8 of the Exchange Act) to be brought before the 2025 Annual Meeting of Stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than January 23, 2025 and no later than the close of business (6:00 p.m. Eastern Time) on February 22, 2025. The director nomination or stockholder proposal should be addressed to 7 Times Square, 43rd Floor, New York, New York 10036, Attention: Secretary. Any such director nomination or stockholder proposal must be a proper matter for stockholder action and must comply with the terms and conditions set forth in our By-laws. If a stockholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 of the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote on any such proposal as we determine appropriate.

To comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees submitted under these advance notice bylaws must provide proper written notice to the Company that sets forth all information required by Rule 14a-19 under the Exchange Act no later than the close of business (6:00 p.m. Eastern Time) on March 24, 2025.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any nomination or proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

Our Board of Directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting or nay postponements or adjournments thereof, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

ANNEX A

SECOND AMENDED AND RESTATED DIANTHUS THERAPEUTICS, INC.

STOCK OPTION AND INCENTIVE PLAN

Section 1.
GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The Second Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “Plan”) was originally adopted as the Magenta Therapeutics, Inc. 2018 Stock Option and Incentive Plan (the “Original Plan”), effective as of June 19, 2018 (the “Original Effective Date”), as amended and restated by the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan (the “First Amended and Restated Plan”). The Plan constitutes an amendment and restatement of the First Amended and Restated Plan and is effective as of March 14, 2024 (the “Effective Date”), subject to approval by the Company’s stockholders.

The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and Consultants of Dianthus Therapeutics, Inc., a Delaware corporation (f/k/a Magenta Therapeutics, Inc.) (the “Company”), and its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its businesses to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards and Dividend Equivalent Rights.

“Award Agreement” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Dividend Equivalent Right” means an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the Participant.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the Nasdaq Global Market (“Nasdaq”) or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Merger Agreement” means that certain Agreement and Plan of Merger by and among Magenta Therapeutics, Inc., Dio Merger Sub, Inc., and Dianthus Therapeutics, Inc., dated as of May 2, 2023.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Participant” means any officer, employee, Non-Employee Director or Consultant of the Company or its Subsidiary to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

“Restricted Shares” means the shares of Stock underlying a Restricted Stock Award that remain subject to a risk of forfeiture or the Company’s right of repurchase.

“Restricted Stock Award” means an Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of stock units subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power and outstanding stock immediately prior to such transaction do not own a majority of the outstanding voting power and outstanding stock or other equity interests of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person, entity or group thereof acting in concert, or (iv) any other transaction in which the owners of the Company’s outstanding voting power immediately prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Service Relationship” means any relationship as an employee, director or Consultant of the Company or any Subsidiary (e.g., a Service Relationship shall be deemed to continue without interruptions in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Stock” means the Common Stock, par value $0.001 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50% interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

Section 2.
ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT PARTICIPANTS AND DETERMINE AWARDS
(a)
Administration of Plan. The Plan shall be administered by the Administrator.
(b)
Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
(i)
to select the individuals to whom Awards may from time to time be granted;
(ii)
to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more Participants;
(iii)
to determine the number of shares of Stock to be covered by any Award;
(iv)
to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and Participants, and to approve the forms of Award Agreements;
(v)
to accelerate at any time the exercisability or vesting of all or any portion of any Award;
(vi)
subject to the provisions of Section 5(c), to extend at any time the period in which Stock Options may be exercised; and
(vii)
at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Participants.

(c)
Delegation of Authority to Grant Awards. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer or other employee of the Company all or part of the Administrator’s authority and duties with respect to the granting of Awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. Any such delegation by the Administrator shall include a limitation as to the amount of Stock underlying Awards that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The

Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.
(d)
Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.
(e)
Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
(f)
Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
Section 3.
STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION
(a)
Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 3,042,143 shares (the “Initial Limit”), (ii) the number of shares of Stock remaining available for issuance under the Magenta Therapeutics, Inc. 2016 Stock Option and Grant Plan (the “2016 Plan”) as of the Original Effective Date, subject to adjustment as provided in Section 3, (iii) 1,194,051 shares (representing all Annual Increases through the Effective Date) plus (iv) on January 1, 2025 and each January 1 thereafter until January 1, 2028, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (A) 5% of the number of shares of Stock issued and outstanding on the immediately preceding December 31 or (B) such lesser number of shares as determined by the Administrator (the “Annual Increase”). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed 6,436,194. For purposes of this limitation, the shares of Stock underlying any awards under the Plan or under the 2016 Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. In the event the Company repurchases shares of Stock on the open market, such shares shall not be added to the shares of Stock available for issuance under the Plan. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.
(b)
Maximum Awards to Non-Employee Directors. Notwithstanding anything to the contrary in this Plan, the value of all Awards awarded under this Plan and all other cash compensation paid by the Company to any Non-Employee Director in any calendar year shall not exceed $800,000. For the purpose of this limitation, the value of any Award shall be its grant date fair value, as determined in accordance with ASC 718 or successor provision but excluding the impact of estimated forfeitures related to service-based vesting provisions.

(c)
Shares of Plans Acquired in Certain Transactions. Subject to the listing rules of the stock exchange, if any, on which the Stock is listed, a number of shares under a pre-existing shareholder-approved plan of an entity directly or indirectly acquired by the Company or any affiliate as a result of a merger, consolidation or acquisition equal to the shares remaining available for delivery under such pre-existing shareholder-approved plan as of the date of the consummation of such transaction (as appropriately adjusted to reflect such transaction) may, if and to the extent permitted by the Board, be delivered with respect to Awards under the Plan and such shares shall not reduce the number of shares of Stock available for issuance under the Plan pursuant to Section 3(a); provided, however, that such Awards shall not be made after the date awards or grants could have otherwise been made under the terms of such pre-existing shareholder-approved plan, absent the transaction. For the avoidance of doubt, shares remaining available for delivery under the Dianthus Therapeutics, Inc. 2019 Stock Plan as of immediately prior to the Effective Time (as adjusted to reflect the transactions contemplated by the Merger Agreement (the “2019 Plan Shares”)) may be delivered with respect to Awards under the Plan in accordance with the listing rules of Nasdaq (including the prohibition on using the 2019 Plan Shares for Awards to Participants who were employed or engaged by Magenta Therapeutics, Inc. prior to the Effective Time), and such shares shall not reduce the number of shares of Stock available for issuance under the Plan pursuant to Section 3(a).
(d)
Changes in Stock. Subject to Section 3(e) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (iv) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and Stock Appreciation Rights remain exercisable. The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.
(e)
Mergers and Other Transactions. In the case of and subject to the consummation of a Sale Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Participants holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each Participant shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such Participant. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Participants holding other Awards in an amount equal to the Sale Price multiplied by the number of vested shares of Stock under such Awards.
Section 4.
ELIGIBILITY

Participants under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and Consultants of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

Section 5.
STOCK OPTIONS
(a)
Award of Stock Options. The Administrator may grant Stock Options under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable. If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the Participant’s election, subject to such terms and conditions as the Administrator may establish.

(b)
Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100% of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110% of the Fair Market Value on the grant date.
(c)
Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than 10 years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.
(d)
Exercisability; Rights of a Stockholder. Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. A Participant shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.
(e)
Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods except to the extent otherwise provided in the Option Award Agreement:
(i)
In cash, by certified or bank check or other instrument acceptable to the Administrator;
(ii)
Through the delivery (or attestation to the ownership following such procedures as the Company may prescribe) of shares of Stock that are not then subject to restrictions under any Company plan. Such surrendered shares shall be valued at Fair Market Value on the exercise date;
(iii)
By the Participant delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the Participant chooses to pay the purchase price as so provided, the Participant and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Company shall prescribe as a condition of such payment procedure; or
(iv)
With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the Participant on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the Participant (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Agreement or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the Participant). In the event a Participant chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the Participant upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(f)
Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.
Section 6.
STOCK APPRECIATION RIGHTS
(a)
Award of Stock Appreciation Rights. The Administrator may grant Stock Appreciation Rights under the Plan. A Stock Appreciation Right is an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of a share of Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.
(b)
Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100% of the Fair Market Value of the Stock on the date of grant.
(c)
Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.
(d)
Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined on the date of grant by the Administrator. The term of a Stock Appreciation Right may not exceed 10 years. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants.
Section 7.
RESTRICTED STOCK AWARDS
(a)
Nature of Restricted Stock Awards. The Administrator may grant Restricted Stock Awards under the Plan. A Restricted Stock Award is any Award of Restricted Shares subject to such restrictions and conditions as the Administrator may determine at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives.

(b)
Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a Participant shall have the rights of a stockholder with respect to the voting of the Restricted Shares and receipt of dividends; provided that such dividends shall accrue and shall not be paid to the Participant until and to the extent the restrictions applicable to such Restricted Stock Award lapse. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Shares shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Shares are vested as provided in Section 7(d) below, and (ii) certificated Restricted Shares shall remain in the possession of the Company until such Restricted Shares are vested as provided in Section 7(d) below, and the Participant shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.
(c)
Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Agreement. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, if a Participant’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Shares that have not vested at the time of termination shall automatically and without any requirement of notice to such Participant from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such Participant or such Participant’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the Participant or rights of the Participant as a stockholder. Following such deemed reacquisition of Restricted Shares that are represented by physical certificates, a Participant shall surrender such certificates to the Company upon request without consideration.
(d)
Vesting of Restricted Shares. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the non-transferability of the Restricted Shares and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established performance goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Shares and shall be deemed “vested.”
Section 8.
RESTRICTED STOCK UNITS
(a)
Nature of Restricted Stock Units. The Administrator may grant Restricted Stock Units under the Plan. A Restricted Stock Unit is an Award of stock units that may be settled in shares of Stock upon the satisfaction of such restrictions and conditions at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established performance goals and objectives. The terms and conditions of each such Award shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and Participants. Except in the case of Restricted Stock Units with a deferred settlement date that complies with Section 409A, at the end of the vesting period, the Restricted Stock Units, to the extent vested, shall be settled in the form of shares of Stock. Restricted Stock Units with deferred settlement dates are subject to Section 409A and shall contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order to comply with the requirements of Section 409A.
(b)
Election to Receive Restricted Stock Units in Lieu of Compensation. The Administrator may, in its sole discretion, permit a Participant to elect to receive a portion of future cash compensation otherwise due to such Participant in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the Participant elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the Participant if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate. Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Agreement.
(c)
Rights as a Stockholder. A Participant shall have the rights as a stockholder only as to shares of Stock acquired by the Participant upon settlement of Restricted Stock Units; provided, however, that the Participant may be credited with Dividend Equivalent Rights with respect to the stock units underlying his Restricted Stock Units, subject to the provisions of Section 11 and such terms and conditions as the Administrator may determine.
(d)
Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a Participant’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
Section 9.
UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. An Unrestricted Stock Award is an Award pursuant to which the Participant may receive shares of Stock free of any restrictions under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such Participant.

Section 10.
CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash-Based Award is an Award that entitles the Participant to a payment in cash upon the attainment of specified performance goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

Section 11.
DIVIDEND EQUIVALENT RIGHTS
(a)
Dividend Equivalent Rights. The Administrator may grant Dividend Equivalent Rights under the Plan. A Dividend Equivalent Right is an Award entitling the Participant to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other Award to which it relates) if such shares had been issued to the Participant. A Dividend Equivalent Right may be granted hereunder to any Participant as a component of an award of Restricted Stock Units or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Agreement. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments. A Dividend Equivalent Right granted as a component of another Award shall provide that such Dividend Equivalent Right shall be settled only upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award.
(b)
Termination. Except as may otherwise be provided by the Administrator either in the Award Agreement or, subject to Section 16 below, in writing after the Award is issued, a Participant’s rights in all Dividend Equivalent Rights shall automatically terminate upon the Participant’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.
Section 12.
TRANSFERABILITY OF AWARDS
(a)
Transferability. Except as provided in Section 12(b) below, during a Participant’s lifetime, his or her Awards shall be exercisable only by the Participant, or by the Participant’s legal representative or guardian in the event of the Participant’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a Participant other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.
(b)
Administrator Action. Notwithstanding Section 12(a), the Administrator, in its discretion, may provide either in the Award Agreement regarding a given Award or by subsequent written approval that the Participant (who is an employee or director) may transfer his or her Non-Qualified Stock Options to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a Participant for value.
(c)
Family Member. For purposes of Section 12(b), “family member” has the meaning under the Registration Statement on Form S-8.
(d)
Designation of Beneficiary. To the extent permitted by the Company, each Participant to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the Participant’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased Participant, or if the designated beneficiaries have predeceased the Participant, the beneficiary shall be the Participant’s estate.
Section 13.
TAX WITHHOLDING
(a)
Payment by Participant. Each Participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any Participant is subject to and conditioned on tax withholding obligations being satisfied by the Participant.
(b)
Payment in Stock. Subject to approval by the Administrator, a Participant may elect to have the Company’s required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due; provided, however, that the amount withheld does not exceed the maximum statutory tax rate or such lesser amount as is necessary to avoid liability accounting treatment. The Administrator may also require Awards to be subject to mandatory share withholding up to the required withholding amount. For purposes of share withholding, the Fair Market Value of withheld shares shall be determined in the same manner as the value of Stock includible in income of the Participants. The required tax withholding obligation may also be satisfied, in whole or in part, by an arrangement whereby a certain number of shares of Stock issued pursuant to any Award are immediately sold and proceeds from such sale are remitted to the Company in an amount that would satisfy the withholding amount due.
Section 14.
SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a Participant who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service, or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

Section 15.
TERMINATION OF EMPLOYMENT, TRANSFER, LEAVE OF ABSENCE, ETC.
(a)
Termination of Employment. If the Participant’s Service Relationship is with a Subsidiary and such Subsidiary ceases to be a Subsidiary, the Participant shall be deemed to have terminated his or her Service Relationship for purposes of the Plan.
(b)
For purposes of the Plan, the following events shall not be deemed a termination of employment:
(i)
a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
(ii)
an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
Section 16.
AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation or re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed or to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, amendments to the Plan shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 16 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(d) or 3(e).

Section 17.
STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a Participant, a Participant shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

Section 18.
GENERAL PROVISIONS
(a)
No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.
(b)
Delivery of Stock Certificates. Stock certificates to Participants under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the Participant by electronic mail (with proof of receipt) or by United States mail, addressed to the Participant, at the Participant’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.
(c)
Stockholder Rights. Until Stock is deemed delivered in accordance with Section 18(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the Participant with respect to an Award.
(d)
Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.
(e)
Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.
(f)
Clawback Policy. Awards granted under the Plan will be subject to recoupment in accordance with the Company’s Rule 10D-1 Clawback Policy or any other clawback policy adopted by the Company. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of Stock, the proceeds received from any sale of such Stock or any other cash or property upon the occurrence of misconduct. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or be deemed a “constructive termination” (or any similar term) as such terms are used in any agreement between any Participant and the Company.
Section 19.
EFFECTIVE DATE OF PLAN

This Plan shall become effective on the Effective Date. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date (or with respect to the 2019 Plan Shares on or after July 17, 2029), and no grants of Incentive Stock Options may be made hereunder after March 14, 2034.

Section 20.
GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware applied without regard to conflict of law principles.

DIANTHUS THERAPEUTICS P.O. BOX 8016, CARY, NC 27512-9903 Your vote matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Scan QR for digital voting Dianthus Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 1, 2024 Annual Meeting to be held live via the Internet on Thursday, May 23, 2024 at 9:00 AM, Eastern Time Please visit www.proxydocs.com/DNTH for more details YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Eastern Time, May 23, 2024. Internet: www.proxypush.com/DNTH • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-230-6343 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instruction Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/DNTHThis proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Marino Garcia, Ryan Savitz and Adam Veness, or each or any of them, as proxies and true and lawful attorneys-in-fact of the undersigned, with full power to act without the others and with full power of substitution, and authorizes them to represent and to vote, as designated on the reverse side of this card, all the shares of common stock of Dianthus Therapeutics, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM Eastern Time on May 23, 2024, live via the Internet, and at any adjournment or postponement thereof, upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such proxies to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN OR, IF NO DIRECTION IS GIVEN, BUT THE CARD IS SIGNED, SHARES WILL BE VOTED INACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. IN THE EVENT THAT ANY OF THE NOMINEES NAMED ON THE REVERSE SIDE OF THIS FORM ARE UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THE PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign (on the reverse side) and return this card. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice and Proxy Statement are available at: www.proxydocs.com/DNTHPLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2024 BetaNXT, Inc. or its affiliates. All Rights Reserved

Dianthus Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2, FOR ONE YEAR ON PROPOSAL 3, AND FOR PROPOSALS 4 AND 5 PROPOSAL YOUR VOTE 1. To elect as Class III directors to our Board of Directors, to serve until the 2027 annual meeting of stockholders and until their successors have been duly elected and qualified, or until their earlier death, resignation or removal: FOR WITHHOLD 1.01 Leon O. Moulder, Jr. #P2# #P2# FOR 1.02 Alison F. Lawton 2. To approve, on an advisory basis, the compensation paid to our named executive officers; 3. To recommend, by an advisory, non-binding vote, the frequency of future advisory votes to approve the compensation paid to our named executive officers; 4. To approve an amendment and restatement of the Amended and Restated Dianthus Therapeutics, Inc. Stock Option and Incentive Plan; and 5. To ratify the appointment of Deloitte & Touche, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. Note: Such other business as may properly come before the meeting or any adjournment or postponement thereof. FOR AGAINST ABSTAIN 1YR 2YR 3YR ABSTAIN FOR AGAINST ABSTAIN BOARD OF DIRECTORS RECOMMENDS FOR 1 YEAR You must register to attend the meeting online and/or participate at www.proxydocs.com/DNTH Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, executors, guardians, attorneys-in-fact, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date